                                                                  EXHIBIT 10.57
                                      LEASE

                                     between

                        NATIONAL HEALTH INVESTORS, INC.,
                             a Maryland corporation

                                   "Landlord"

                                       and

                        ALTERNATIVE LIVING SERVICES, INC.
                             a Delaware corporation

                                    "Tenant"

                         for Sterling House of Kingsport
                             Kingsport, Tennessee

                         Dated as of December 22, 1998

                    CERTAIN PROVISIONS OF THIS AGREEMENT ARE
                             SUBJECT TO ARBITRATION


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                                      LEASE

         THIS LEASE is executed as of December 22, 1998, by and between NATIONAL HEALTH INVESTORS, INC., a Maryland corporation, having its principal office at 100 Vine Street, Murfreesboro, Tennessee 37130, as Landlord, and ALTERNATIVE LIVING SERVICES, INC., a Delaware corporation, having its principal office at 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005, as Tenant.

                                 R E C I T A L S

         A. Landlord has offered to Tenant and Tenant's Affiliates and Tenant has accepted a proposal for Landlord to acquire from Tenant or Affiliates of Tenant certain real estate and lease the same to Tenant on the terms set forth herein.

         B. It is anticipated that subsequent to the execution of this Lease Landlord and Tenant will enter into other leases (collectively the "Other ALS Leases" and individually a "Related ALS Lease").

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                             ARTICLE 1. DEFINITIONS

         For all purposes of this Lease, unless otherwise expressly provided in this Lease or unless the context in which such term is used indicates a contrary intent, (a) the terms defined in the Recitals shall have the meanings ascribed to them in the Recitals, the terms defined in this Article shall have the meanings ascribed to them in this Article, and the terms defined elsewhere in this Lease shall have the meanings ascribed to them herein, (b) all accounting terms not otherwise defined in this Article shall have the meanings ascribed to them in accordance with generally accepted accounting principles at the time applicable to the accrual method of accounting, applied on a consistent basis,
(c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

         "ADDITIONAL CHARGES" shall have the meaning ascribed to such term in
Section 4.7.

         "AFFILIATE" shall mean (a) with respect to Tenant, any corporation, business trust, association, company, partnership, joint venture, or other entity which, directly or indirectly, controls, or is controlled by, or is under common control with, Tenant, and (b) with respect to Landlord, any corporation, business trust, association, company, partnership, joint venture, or other entity which, directly or indirectly, controls, or is controlled by, or is under common control with, Landlord. As used in this definition, "control", (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, through the ownership of voting securities, partnership interests or other equity interests, or through any other means.

         "ASSIGNMENT OF CONTRACTS AND OPERATING LEASES" means the Assignment and Assumption of Contracts and Operating Leases in the form of Exhibit A attached hereto and incorporated herein by this reference pursuant to which Tenant shall assign all of its right, title and interest in the Contracts and Operating Leases to Landlord effective upon the termination of this Lease.

         "ASSIGNMENT OF RESIDENT AGREEMENTS" means the Assignment and Assumption of Resident Agreements in the form of Exhibit B attached hereto and incorporated herein by this reference pursuant to which Tenant shall assign all of its right, title and interest in the Resident Agreements to Landlord effective upon the termination of this Lease.

         "AWARD" shall have the meaning ascribed to such term in Section
16.1(c).

         "BASE RENT" shall mean the monthly installments of Base Rent payable under this Lease in the amounts set forth in Section 4.2.

         "BILL OF SALE" means the instrument in the form of Exhibit C attached hereto and incorporated herein by this reference, pursuant to which Tenant will convey to Landlord, effective upon the termination of this Lease, all of Tenant's right, title and interest in the Personal Property, Inventory and Records.

         "CALCULATION PERIOD" shall mean the successive twelve month periods commencing January 1, 1999 and ending December 31, 1999 and each anniversary thereof during the Term and any Extended Term for which Percentage Rent due under this Lease shall be calculated.

         "CAPITAL ADDITIONS" shall mean (a) any expansion of the Facility, (b) the renovation of any portion of the Property or the Facility in order to provide services not previously offered on the Property, or (c) any expansion, construction, renovation or conversion of the Property to (i) increase the bed or service capacity of the Property, or (ii) improve, add or change any material services, both medical and non-medical not previously offered at the Facility, or (iii) subject to the provisions of Section 8.2(b), change the purpose for which the Property is utilized.

         "COMMENCEMENT DATE" shall have the meaning ascribed to such term in
Section 3.1.

         "COMPETING FACILITY" shall mean any facility operated, constructed and/or expanded during the Term, which facility (a) is located within a radius of five miles


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from the Property, (b) is used or to be used for use(s) which are substantially similar to the Permitted Use(s) or any other use(s) then permitted to be made and being actually made of the Property pursuant to Section 8.2, and (c) was not a facility in existence or under construction or in Tenant's development plans as of the date this Lease is executed.

         "CONDEMNATION" shall have the meaning ascribed to such term in Section 16.1(a).

         "CONDEMNOR" shall have the meaning ascribed to such term in Section 16.1(d).

         "CONTRACTS" means collectively those agreements (other than the Operating Leases and Operating Permits) under which Tenant conducts the business of the Facilities.

         "DATE OF TAKING" shall have the meaning ascribed to such term in
Section 16.1(b).

         "ENCUMBRANCE" shall have the meaning ascribed to such term in Article
23.

         "EVENT OF DEFAULT" shall have the meaning ascribed to such term in
Section 17.1 and elsewhere throughout this Lease.

         "EBITDA" means with respect to the Facility, Tenant's (or Subtenant's) net earnings from the Facility plus any amount (as allocated to the Facility, if appropriate) claimed as an expense for that period for interest paid, Rent, income taxes paid, depreciation expense or amortization expense.

         "EXTENDED TERM" shall have the meaning ascribed to such term in Section 3.2.

         "FACILITY" shall mean the assisted living facility and all other improvements or structures now existing or hereafter erected upon, over or under the Land.

         "FACILITY MORTGAGE" shall have the meaning ascribed to such term in
Section 14.1.

         "FAIR MARKET RENT" shall mean with respect to the Property the fixed monthly rent that a willing landlord not compelled to lease the Property would change to lease the Property to a willing tenant not compelled to lease the Property with the credit standing of Tenant at the time of determination, for a ten year term on a triple net basis. Fair Market Rent shall be determined as provided in Section 4.3 hereof.

         "FAIR MARKET VALUE" shall mean, with respect to the Property, the price that a willing Landlord not compelled to buy would pay to a willing Tenant not compelled to sell for the Property assuming that (a) this Lease is not in effect with respect to the Property, (b) the Property had been exposed for sale on the market for a reasonable period of time, (c) any closing costs shall be allocated to the Landlord, (d) the Property will be used for the Permitted Use(s), and (e) there are no Major Casualties with


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

respect to which repairs have not been fully completed. Fair Market Value shall be determined as provided in Section 25.16 hereof.

         "FFF&E" shall mean all furniture, furnishings, fixtures; equipment (including non-movable medical equipment), machinery, and other items of property, including all components thereof, now and hereafter located in, on or used and incorporated into the Property, including, without limitation, any and all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems, equipment and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, wiring, tubing, central clock systems, elevators, dumb waiters, intercom systems, nurse call systems, affixed cabinetry and counters, pneumatic tube systems, vacuum cleaning systems, conveyor systems, paging systems, mill work, x-ray protection, pass-through boxes, exhaust systems, laboratory plumbing and piping, medical gas systems, nurse station counters, emergency generators and similar items incorporated into and made a part of the Property, together with all replacements, modifications, alterations and additions thereto. FFF&E shall not be deemed to include Tenant's Property.

         "FFF&E ACCOUNT" shall have the meaning ascribed to such term in Section 7.3.

         "FISCAL YEAR" shall mean Tenant's Fiscal Year, which now ends December 31 in each calendar year, with the new Fiscal Year beginning on the following January 1. For purposes of this Lease, (a) the partial Fiscal Year between the Commencement Date and January 1 of the next Fiscal Year shall constitute a separate Fiscal Year, and (b) any partial Fiscal Year between the end of the last full Fiscal Year and the expiration of the Term or any termination of this Lease shall constitute a separate Fiscal Year. If Tenant changes its Fiscal Year at any time during the Term, Tenant shall promptly give Landlord Notice specifying such change. If any such change is made, all reporting and accounting procedures set forth in this Lease shall continue to be made in accordance with generally accepted accounting principles, consistently applied. Any appropriate adjustments to such procedures as a result of such change shall be made upon the mutual consent of Landlord and Tenant. No such change or adjustment shall alter the Term, and Tenant shall bear any accounting costs reasonably incurred by Landlord as a result of any such change or adjustment.

         "GROSS REVENUES" shall mean all revenues received or receivable, from whatever source, without duplication, in connection with, incidental to or by reason of the use, occupancy and/or operation of any and all of the Facility by Tenant, Subtenant or any Affiliate of Tenant which Affiliate is at least 50% owned by or under common control with the Tenant (herein a "50% Affiliate"), including, without limitation, all room or suite rentals and resident revenues received or receivable from, in connection with, or incidental to, the use of or otherwise by reason of all suites, apartments, rooms, beds, therapy space and facilities and other facilities provided, meals served, services performed (whether medical or non-medical), space or facilities subleased or goods sold on the Facility, including, without limitation (except as provided below) , any other arrangements with third parties relating to the possession or use of any portion of the


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

Property; provided, however, that Gross Revenues shall not include:

                           (i) non-operating revenues such as interest income or
                  income from the sale of assets not sold in the ordinary course of business;

                           (ii) contractual allowances or reserves (relating to
                  any period during the Term of this Lease) for billings not paid by or received from the applicable governmental agencies or third party providers;

                           (iii) allowances according to generally accepted
                  accounting principles, consistently applied, for uncollectible accounts, including credit card accounts, uncompensated care, charity care or other administrative discounts and collection expenses;

                           (iv) all resident billing credits and adjustments
                  that are appropriate according to generally accepted accounting principles relating to health care accounting;

                           (v) all federal, state or local sales or excise taxes
                  and any tax based upon or measured by Gross Revenues which is added to or made a part of the amount billed to the residents, occupants, patients or other recipients of such services or goods, whether included in the bill or stated separately; and

                           (vi) compensation received for services rendered or
                  products sold by those rendering such services and vendors selling such products (e.g., barber or beautician services or therapists) provided that (a) the vendors of such products or those rendering such services are not Tenant or a 50% Affiliate of Tenant, and (b) the funds received for such products or services are not paid to Tenant or a 50% Affiliate of Tenant.

         "HAZARDOUS SUBSTANCES" shall mean any hazardous or toxic substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law, including any materials, wastes or substances which are
(a) hydrocarbons, petroleum and petroleum products, (b) asbestos, (c) polychlorinated biphenyls, (d) formaldehyde, (e) radioactive substances, (f) flammables and explosives, (g) described as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq., 33 U.S.C.
Section 1321 or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
Section 1317), (h) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et sea. (42 U.S.C. Section 6903), or (i) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et sea. (42 U.S.C. Section 9601), as the same may be amended from time to time.


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

         "IMPOSITIONS" shall mean all taxes (including, without limitation, (a) all real property taxes imposed upon the Land, the Facility or any of the FFF&E,
(b) all other real property taxes and personal property taxes imposed upon the Property, and (c) all ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes relating to or imposed upon Tenant or its business conducted upon any portion of the Land or the Property or from within the Facility), assessments (including, without limitation, all supplemental real property tax assessments or assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), any other covenants, conditions or restrictions of record with respect to the Property, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, franchise, inspection, authorization and similar fees and any and all connection charges, guaranteed revenues, contributions-in-aid of construction or other charges under any developer agreement or other agreement of record) and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character or nature whatsoever imposed with respect to or connected with the Property or the business thereon or therein by Tenant (including all interest and penalties thereon due to any failure or delay in payment thereof) which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to, or may be a lien upon
(i) Landlord's interest in the Property, (ii) the Property or any part thereof or any Rent therefrom or any estate, right, title or interest therein or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof by Tenant. For the purposes of this definition, the term "real property tax" shall mean all taxes which are imposed, levied or assessed upon or with respect to the Property, the Facility, the Land, or any portion thereof (including increases in real property taxes which are imposed as a result of a transfer, either partial or total, of Landlord's interest in the Property or which are added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer or which are imposed by reason of this transaction, any modifications hereto, or any transfers hereof or which are caused by reason of any new construction in or to the Property). Impositions shall not include (1) any tax based on net income (whether denominated as a franchise, capital stock or other tax) imposed upon Landlord or any other person, (2) any transfer or net revenue tax imposed upon Landlord or any other person or (3) any tax imposed with respect to the sale, exchange, mortgage or other disposition by Landlord of any property (including the Property) or the proceeds thereof, nor any tax, assessment, tax levy or charge described in the first sentence of this paragraph which is in effect at any time during the Term hereof to the extent (and for the period of time) such tax, assessment, tax levy or charge is totally or partially repealed, unless a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case the substitute tax, assessment, tax levy or charge shall be deemed to be an Imposition.

         "INCREMENTAL REVENUES" shall mean the amount by which the Gross Revenues for any Calculation Period exceed the Gross Revenues for the prior Calculation Period.


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

Quarterly installments of Incremental Revenues shall be based upon cumulative year-to-date comparison between successive Calculation Periods. If Gross Revenues decline from one Lease Year to the next, Incremental Revenues for such later Lease Year shall be zero.

         "INITIAL TERM" means the period from the Commencement Date through December 31, 2012.

         "INSURANCE REQUIREMENTS" shall mean all terms and conditions of any insurance policy required by this Lease and all requirements of the issuer of any such insurance policy.

         "INVENTORY" means the operating supply of consumable supplies, including drugs, medicines, materials and other supplies used in connection with the operation of the Facility.

         "LAND" shall mean the real property described on the attached Exhibit D, and any other land acquired or leased and made subject to this Lease in connection with any Capital Addition.

         "LEASE" shall mean this document, as the same may be amended from time to time in accordance herewith.

         "LEASE YEAR" shall mean the period from the Commencement Date to December 31, 1999 and the successive twelve-month (12) periods commencing each January 1 thereafter.

         "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, common law, decrees and injunctions affecting the Property or the maintenance, construction, use, alteration, occupancy or operation thereof, whether now or hereafter enacted and in force (including any of the foregoing which may require repairs, modifications or alterations in or to the Property) , all Licenses, land use entitlements, zoning and regulations relating thereto, and all covenants, conditions, agreements, restrictions, obligations and encumbrances contained in any instruments, either of record or known to Tenant.

         "LICENSES" shall mean the license for Assisted-Care Living Facility issued by the Tennessee Department of Health and all other permits (including building permits), licenses, franchises, certificates (including certificates of occupancy), letters of non-reviewability, provider agreements or other governmental approvals and similar authorizations and entitlements applicable to the Property or otherwise required under any and all Legal Requirements to perform any and all of Tenant's obligations under this Lease, and to operate the Property for (a) the Permitted Use(s), or (b) if Tenant has been permitted to change the use(s) of the Property pursuant to Section 8.2(b) or 8.2(h) the use(s) which Tenant is then permitted to make of the Property.


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

         "NOTICE" shall mean any notice required under this Lease, all of which shall be given pursuant to Section 25.8.

         "OFFICER'S CERTIFICATE" shall mean a certificate of Tenant signed by the chief financial officer or chief accounting officer authorized so to sign by resolutions adopted by the Board of Directors or by the articles of incorporation or the bylaws of Tenant.

         "OPERATING LEASES" means collectively those leases of Personal Property used for the operations of the Facility.

         "OTHER ALS LEASES" shall mean the other lease agreements which Landlord may enter into with Tenant or Tenant's Affiliates pursuant to the Master Purchase Agreement and are listed from time to time on Exhibit E hereto.

         "OTHER PROPERTIES" shall mean the other properties or facilities leased pursuant to the Other ALS Leases, as more particularly described therein.

         "OVERDUE RATE" shall mean a rate of interest equal to eighteen percent (18%) per annum, but in no event greater than the maximum rate of interest then permitted under applicable law.

         "PERCENTAGE RENT" shall mean the contingent rent to be paid as described in Section 4.4 and 4.5 hereof.

         "PERCENTAGE RENT MAXIMUM AMOUNT" shall mean for any Lease Year other than the first Lease Year and the first Lease Year of the second and third Extended Terms, if applicable, the maximum amount of Percentage Rent due with respect to that Lease Year as shown on Schedule 1 hereto.

         "PERMITTED ENCUMBRANCES" shall mean the matters, if any, set forth in Exhibit F, attached hereto and incorporated herein by this reference.

         "PERMITTED USE(S)" shall mean the use and operation of the Property for the provision of independent living, assisted living and/or dementia care services to the elderly and/or other health care oriented residential accommodations for the elderly (specifically excluding any use as a condominium, cooperative or similar arrangement or regime), and, in connection therewith, the provision of food services, recreational services, rehabilitative and/or health care services, all in full compliance with all applicable Legal Requirements.

         "PERSONAL PROPERTY" means all machinery, equipment (other than motor vehicles, computers, peripherals and other computer hardware), furniture, fixtures, furnishings, linens, parts, Inventory and other items of tangible personal property owned by Tenant that are necessary for the operation and/or maintenance of the Facilities at the time immediately prior to the termination or expiration of this Lease, Tenant's Property and all other personal property owned by Tenant on the Transfer Date shall be excluded from the definition of "Personal Property."


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

         "PROPERTY" shall have the meaning ascribed to such term in Section 2.1.

         "PURCHASE PRICE" means $2,921,736.00.

         "RECORDS" means files and records, including correspondence with Residents and suppliers, books of account, employment records, resident files, records pertaining to supplies, advertising records, files and literature and other written materials of Tenant relating to the Facility.

         "RENT" shall mean the Base Rent, Percentage Rent, and Additional
Charges.

         "RENT RESERVE" means the reserve amount deposited with Landlord under the Rent Reserve Agreement as provided in Section 11.1.

         "RESIDENT AGREEMENTS" means collectively all written and oral leases, occupancy agreements and other agreements granting any Person the right to occupy certain portions of the Facility existing at the Transfer Date.

         "RESTORATION COSTS" shall mean any amount equal to the actual costs which Tenant is required to incur in connection with: (a) the provisions of
Section 8.4(c) (which relate to obligations of Tenant to perform Remedial Work or make corrections with respect to Hazardous Substances); (b) the provisions of
Section 10.1 (which relate to obligations of Tenant to make repairs and modifications necessary to comply with all licensing, safety and other requirements as more specifically set forth therein); and (c) the provisions of Sections 15.2 and 15.3 (which relate to obligations to make repairs and modifications in the event of damage or destruction of the Property).

         "STATE" shall mean the State of Tennessee.

         "SUBTENANT" means any person, direct or remote, who holds a sublease (of whatever degree) under Tenant.

         "TAKING" shall mean a taking or voluntary conveyance during the Term hereof of all or any part of the Property, or any interest therein, right with respect thereto or use thereof, as a result of, incidental to, or in settlement of any condemnation or other eminent domain proceedings affecting such Property, regardless of whether such proceedings shall have actually been commenced.

         "TENANT'S PROPERTY" shall mean printed materials (such as operating manuals, policies, procedures, training manuals, and the like), computers, peripherals and other computer hardware, computer software developed by or for the use of Tenant and/or its Affiliates, and trade names, trademarks and service marks of Tenant and/or its Affiliates and all motor vehicles.

         "TERM" shall mean the Initial Term and the Extended Term, as the context may require, unless earlier terminated pursuant to the provisions of this Lease.

         "TRANSFER DATE" means the date this Lease expires or is terminated and


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

Landlord (or Landlord's successors) becomes licensed to operate the Facility for its Permitted Use(s).

         "UNAVOIDABLE DELAYS" shall mean delays due to strikes, lockouts, inability to procure materials, power failures, acts of God, governmental restrictions, enemy action, civil commotion, unavoidable casualty and other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

                          ARTICLE 2. LEASE OF PROPERTY

         2.1 PROPERTY. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms, covenants, conditions and provisions hereinafter set forth, all of Landlord's right, title and interest in and to all the Land, the Facility and the FFF&E (collectively, the "Property"). Fee simple title to all of the Property shall be and remain in Landlord subject to Tenant's leasehold estate and interest under this Lease.

         2.2 WARRANTY BY LANDLORD. Landlord warrants that the Property is free and unencumbered by any lien or encumbrance arising by, through or under Landlord which lien or encumbrance would have priority over the leasehold estate granted to Tenant by this Lease.

         2.3 AS IS/WHERE IS. Tenant hereby acknowledges that Landlord has acquired title to the Property solely to be able to enter into this Lease with Tenant. Tenant or Tenant's Affiliate has been responsible for the construction of the Facility. Accordingly, Tenant is familiar with each and every aspect of the Property, including the condition of the Property, and hereby accepts same on an AS IS/WHERE IS BASIS WITH ALL FAULTS and without reliance upon any representations or warranties of Landlord of any kind or nature whatsoever except as set out in Section 2.2 above, whether express or implied, and subject to all matters of every kind and description including, without limitation, (a) the existing state of title, including all covenants, conditions, restrictions, ground leases, easements, Legal Requirements, mortgages, deeds of trust, assignments of leases, fixture filings, security agreements, financing statements and other financing instruments and any and all other matters, including matters known to Tenant, all matters of record and other matters, and
(b) matters which would be disclosed by an inspection of the Property or by an accurate survey of the Land and (c) all other matters which should reasonably have been known to Tenant (but excluding any matters created or caused by any acts of Landlord, it being understood, however, that at no time prior to the commencement of the Term has Landlord operated or been in possession of the Property). Except for matters arising by, through or under Landlord, Tenant waives any and all claims, demands and cause or causes of action heretofore or hereafter arising against Landlord with respect to the condition of the Property or the ability of Tenant to conduct any business from the Property. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY PART THEREOF,


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

EITHER AS TO ITS DESIGN, CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING, WITHOUT LIMITATION, THE PERMITTED
USES) OR AS TO THE QUALITY THEREOF OR THE PRESENCE OR ABSENCE OF DEFECTS IN THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT. TENANT ACKNOWLEDGES AND AGREES THAT, AS OF THE COMMENCEMENT DATE, THE PROPERTY SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN INSPECTED BY TENANT AND SHALL BE CONCLUSIVELY DEEMED TO BE SATISFACTORY TO IT IN ALL RESPECTS.

         2.4 TRANSFER OF BUSINESS OPERATIONS OF THE FACILITY. Tenant acknowledges that for the periods immediately prior to the Commencement Date, the Facility has either (i) been licensed to and operated by Tenant or (ii) has been under construction and has no prior operating history. In recognition of the absence of Landlord's historic operation or management of the Facility, Landlord and Tenant agree as follows:

         (a) Landlord makes no warranty or representation to Tenant, express or implied, and shall be subject to no liability with respect to the past operation or management of the Facility, or any part thereof, including, but not limited to, any matter relating to any of the following:

                  (i) the availability of any licenses or permits needed to operate the Facility or any part thereof;

                  (ii) the enforceability of any residency agreement with any resident of the Facility;

                  (iii) the status of any account of any resident of the Facility including, but not limited to, the status of any security deposits, trust accounts, prepayments for services or the like;

                  (iv) the availability of service from or the status of any existing account with other persons, including utility providers, which provide services necessary or useful to the operation of the Facility as an assisted living facility;

                  (v) the status of any health care regulatory issues relating to the Facility;

                  (vi) the status of any reports, cost reports or reimbursement issues relating to the Facility;

                  (vii) the status of any deficiency reports or certifications relating to the operation of the Facility; or

                  (viii) any matter relating to any past or present employee or


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

         independent contractor who worked at the Facility including but not limited to issues concerning wages, employer contributions and withholdings, employment benefits, accrued benefits, workmen's compensation claims or unemployment insurance contributions or premiums.

         The validity of this Lease shall not be affected by any claim, demand or cause of action regarding the past or future operation of the Facility as an assisted living facility.

                            ARTICLE 3. TERM OF LEASE

         3.1 TERM OF LEASE. The initial term of this Lease shall commence on December , 1998 (the "Commencement Date"), and, unless extended or terminated earlier in accordance with the provisions of this Lease, shall remain in effect through December 31, 2012.

         3.2 OPTION TO EXTEND TERM OF LEASE. Subject to the provisions of this
Section 3.2, Landlord hereby grants to Tenant an option to extend the term of this Lease for three additional ten (10) year extension terms (each, an "Extended Term"). The first Extended Term shall be on the same terms and conditions as those set forth for the Initial Term with Percentage Rent continuing to be calculated on the Incremental Revenues. Rent for the second Extended Term and for the third Extended Term shall be at the Fair Market Rent as established pursuant to Section 4.3 for the second or third Extended Term as applicable. Such option shall be exercised by Tenant by delivery of Notice to that effect to Landlord not less than one (1) year prior to the date upon which this Lease otherwise would terminate. Such option may be exercised by Tenant only if (a) at the time such Notice is given, this Lease has not expired or been sooner terminated, (b) the applicable tenant on each Related ALS Lease has exercised its option to renew that Related ALS Lease, and (c) at the time such Notice is given and on the expiration date of the Initial Term, an Event of Default (under this Lease and/or any or all of the Other ALS Leases) is not continuing. With respect to Tenant's election to extend this Lease for the Second and Third Extended Term, upon receipt from Tenant of Tenant's notice that Tenant elects to extend the Lease, Landlord and Tenant shall endeavor to establish the Fair Market Rent for such Extended Term as provided in Section 4.3 hereof. Unless Tenant gives notice to Landlord pursuant to the last sentence of
Section 4.3, Tenant's exercise of any option to extend the term of this Lease for an Extended Term pursuant to this Section 3.2 shall constitute Tenant's irrevocable and binding commitment to lease the Property on the terms stated in this Lease for the whole of the applicable Extended Term. If Tenant is unable to exercise such option due to the foregoing provisions, the time during which such option may be exercised shall not be extended or enlarged. Time is strictly of the essence with respect to the requirement that Tenant give timely Notice of its exercise of such option hereunder, and Tenant's failure timely to exercise any option strictly in accordance with its terms shall constitute a material, irredeemable and uncurable failure to satisfy a condition precedent to the vesting of any rights in Tenant pursuant to the option, and Tenant hereby expressly waives any right to claim relief from forfeiture, or any other form of equitable relief from consequences of an untimely exercise of any such option strictly in accordance with its terms. The implied covenant of good faith and fair dealing under this Lease shall not be construed to impose upon Landlord any obligation to notify Tenant in advance of the impending deadline for the exercise of any option hereunder, nor shall it obligate Landlord to excuse the tardy exercise of any option, however slight. The failure of Tenant to exercise the option for any Extended Term within the times specified in this Section shall thereby terminate such option.

                                 ARTICLE 4. RENT

         During the Term, Tenant shall pay the Rent, including the Transaction Fees, Base Rent, the Percentage Rent for the Property, and all Additional Charges due hereunder, together with applicable State sales tax thereon, to Landlord, in lawful money of the United States of America, in immediately available funds, without right of offset, by wire transfer in accordance with the following instructions:

                           NationsBank, N.A.
                           Dallas, Texas
                           ABA #111000012
                           to credit National Heath Investors, Inc.
                           Account #3750779853

or to such other account, address, place, or person or entity, or by such other method of payment, as Landlord may designate from time to time in a Notice. The Base Rent, Percentage Rent for the Property and Additional Charges shall be paid in accordance with this Article.

         4.1 TRANSACTION FEE. On the Commencement Date, Tenant shall pay to Landlord a one time lease fee of $29,217.36.

         4.2 BASE RENT. During the Term, Tenant will pay the Base Rent to Landlord in monthly payments in advance. Base Rent during the Initial Term and the first Extended Term shall be in the amount described in this Section 4.2. Base Rent during any Extended Term shall be in the amount described in Section
4.3 hereof.

                  (a) During the Initial Term Base Rent is $277,564.92 per annum or $23,130.41 per month.

         4.3 EXTENDED TERM BASE RENT. Base Rent for the first Extended Term shall continue to be $277,564.92 per annum or $23,130.41 per month. For each of the second Extended Term and the third Extended Term, the Base Rent shall be the Fair Market Rent as determined for such Extended Term in accordance with the terms hereof. Landlord and Tenant will sign a Memorandum for each of the second Extended Term and the third Extended Term stating the amount of Fair Market Rent for the applicable Extended Term. For the purpose of implementing this Section 4.3, Fair Market Rent shall be determined by the following procedure:

                  Landlord and Tenant shall attempt to agree upon the amount of Fair Market Rent for the Extended Term in question. Landlord agrees to accept as Fair Market Rent the same return as Landlord is then offering to other assisted living industry customers of Landlord on comparable lease transactions based upon the then current value of the Property. If Landlord and Tenant cannot reach agreement as to Fair Market Rent within thirty (30) days of Landlord's receipt of Tenant's Notice that it elects to extend this Lease for the second or third Extended Term as applicable, Tenant, at Tenant's expense shall select an MIA designated appraiser in the community where the Property is located (the "Tenant's Appraisor") to determine the Fair Market Rent. If the Fair Market Rent as determined by Tenant's Appraiser is acceptable to Landlord, such determination shall be binding upon Landlord and Tenant. If Tenant's Appraiser's determination of Fair Market Rent is not acceptable to Landlord, Landlord, at Landlord's expense, shall select an MIA designated appraiser in the community where the Property is located (the "Landlord's Appraiser") to determine Fair Market Rent. If the Fair Market Rent as determined by Landlord's Appraiser is acceptable to Tenant, such determination shall be binding upon Landlord and Tenant. If Landlord's Appraiser's determination of Fair Market Rent is not acceptable to Tenant, Tenant may elect to obtain, at Tenant's expense, a third appraisal by an MIA designated appraisal in the community where the Property is located selected by the president of the American Arbitration Association Chapter located in the capital city of the State where the Property is located (the "Arbitrator's Appraiser") to determine Fair Market Rent. In such event the Fair Market Rent for the purpose of this Section 4.3 shall be that amount determined by disregarding either or both of the amounts determined by the Tenant's Appraiser or the Landlord's Appraiser if such amount differs from the amount determined by the Arbitrator's Appraiser by more than 10%, and then averaging the amounts not disregarded, with the amount determined by the Arbitrator's Appraiser. If such determination is not acceptable to Tenant, Tenant shall give Notice to Landlord whereupon this Lease shall expire at the end of the then current term, and Tenant shall have no right to further extend the Term of this Lease.

         4.4 PERCENTAGE RENT. Commencing with respect to the second Lease Year and for each succeeding Lease Year during the remainder of the Initial Term and the first Extended Term, Tenant shall pay to Landlord, in addition to the Base Rent, the Percentage Rent as described herein. Percentage Rent shall be paid to Landlord in arrears in quarterly installments, said installments commencing May 15, 2000 (with respect to the first fiscal quarter of the second Lease Year) and on the fifteenth day of each succeeding August, November, February and May (with respect to the next succeeding fiscal quarters). Percentage Rent is the lesser of (x) the sum of (i) the Percentage Rent paid with respect to the prior Lease Year, if any, plus (ii) an amount equal to seven percent (7%) of the Incremental Revenue, or (y) the Percentage Rent Maximum Amount set out for the Lease Year in question on the attached Schedule 1. Quarterly installments shall be made based upon Tenant's good faith estimate of the Incremental Revenues but subject to the Percentage Rent Maximum Amount.

         The obligation to pay Percentage Rent with respect to any Lease Year during the Initial Term or the First Extended Term shall survive the expiration of any Initial Term or the first Extended Term.

         For the second and third Extended Terms, Percentage Rent shall be paid to Landlord only to the extent agreed upon by Landlord and Tenant in determining Fair Market Rent for the second and third Extended Terms.

         4.5 RECORDS CONCERNING GROSS REVENUES. If so requested by Landlord each payment of Percentage Rent shall be accompanied by an Officer's Certificate setting forth the calculation of Gross Revenues and Percentage Rent for the quarter and the Fiscal Year to date, and certifying that the Gross Revenues used to calculate Percentage Rent were stated in accordance with generally accepted accounting principles consistently applied. Tenant shall utilize, or cause to be utilized, an accounting system for the Facility, in accordance with generally accepted accounting principles, consistently applied, which will accurately record and reflect all Gross Revenues for each Fiscal Year and each quarter of such Fiscal Year. Tenant shall retain, for at least six Fiscal Years following the end of each Fiscal Year (and in all events until the adjustment described in Section 4.6 for such Fiscal Year has been made), reasonably adequate records conforming to the aforementioned accounting system showing all Gross Revenues for such Fiscal Year. Landlord, at its own expense, except as provided hereinbelow, shall have the right, upon reasonable Notice and during reasonable business hours, from time to time, to audit or cause to be audited by its accountants or other authorized representatives the information set forth in the Officer's Certificate regarding Percentage Rent for the Property. In connection with such audits, Landlord (or its accountants or authorized representatives, as the case may be) may examine, audit and copy Tenant's records with respect thereto (including supporting data and sales and excise tax returns), subject to any prohibitions or limitations on disclosure of any such data under applicable law or regulations, including, without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation and such reasonable limitations as may be necessary to preserve the confidentiality of the Facility-patient relationship and any applicable physician-patient privilege. If any such audit discloses a deficiency in the payment of Percentage Rent for the Property, Tenant shall forthwith pay to Landlord the amount of the deficiency, together with interest at the Overdue Rate, for the period from the date when such payment should have been made to the date when such payment is made. If such audit discloses that Tenant has overpaid Percentage Rent to Landlord, Landlord shall promptly refund such excess amount to Tenant. If any such audit discloses that Gross Revenues actually received by Tenant for the Calculation Period to which such audit relates exceed those reported by Tenant by more than five percent (5%), Tenant shall pay all of Landlord's costs, charges, fees and expenses related to such audit. Any proprietary information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except that, subject to appropriate confidentiality safeguards, such information may be used in any litigation between Landlord and Tenant and may be disclosed by Landlord to Landlord's lenders or prospective lenders. The obligations of Tenant contained in this Section shall survive the expiration or earlier termination of this Lease.

         4.6 ADJUSTMENT OF PERCENTAGE RENT. For each Lease Year, payments of Percentage Rent shall be adjusted based on the amount of Gross Revenues shown in the statement of Gross Revenues delivered pursuant to Section 22.2(a) and payments on account of Percentage Rent made pursuant to Section 4.4. Such statement of Gross Revenues shall be binding upon Landlord and Tenant absent fraud. If the Percentage Rent payable for any Fiscal Year, as shown in such statement, exceeds the sum of the installments of Percentage Rent previously paid by Tenant with respect to such Fiscal Year, Tenant promptly shall remit to Landlord by the 90th day following the end of the Fiscal Year the amount of such deficit. If the Percentage Rent for such Fiscal Year, as shown in such audited statement, is less than the sum of the quarterly installments of Percentage Rent previously paid by Tenant with respect to such Fiscal Year, Landlord shall credit such sum to the payment of Percentage Rent next due. The obligation of Tenant to pay to Landlord Percentage Rent shall survive the expiration or earlier termination of the Term, and a final adjustment (taking into account, among other relevant adjustments, any contractual allowances which are accrued after such expiration or termination date but which relate to Gross Revenues accrued prior to such expiration or termination date and Tenant's good faith best estimate of the amount of any unresolved contractual allowances) shall be made not later than one year after expiration or termination. Tenant shall advise Landlord within 60 days after such expiration or termination date of Tenant's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Tenant.

         4.7 ADDITIONAL CHARGES/LATE PAYMENTS. Tenant shall pay and discharge prior to delinquency all Impositions directly to the persons to whom such Impositions are owed. If Tenant fails or refuses to pay any Impositions, Tenant shall promptly pay and discharge every fine, penalty, interest and cost which may arise or accrue for the non-payment or late payment of such items. The aforementioned amounts, liabilities, obligations, Impositions, fines, penalties, interest and costs and any and all other amounts which Tenant may owe to Landlord or any other party pursuant to the terms of this Lease are referred to herein as "Additional Charges". The Additional Charges shall constitute rent hereunder. Tenant hereby acknowledges that late payment by Tenant to Landlord of any Rent due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any Encumbrance covering the Property. Accordingly, if any Rent (but as to Additional Charges, only those which are payable directly to Landlord) shall not be paid within five (5) days of its due date, Tenant shall pay Landlord on demand, as an Additional Charge, a late charge (to the extent permitted by law) equal to four percent (4%) of the amount of such Overdue Rent and, in such event, the parties hereby agree that such late charge will represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant. No late charge may be imposed more than once for the same late payment nor for any late payment of Percentage Rent for the Property for which Landlord has received all interest thereon (at the Overdue Rate) as required pursuant to Section 4.5. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies to which it may be entitled hereunder. If Tenant fails to pay any Rent within five (5) days after the same shall become due, such Rent and any late charge applicable thereto shall thereafter bear interest at the Overdue Rate until paid. Any payment by Tenant of Additional Charges to Landlord pursuant to any requirement of this Lease shall relieve Tenant of its obligation to pay such Additional Charges to the entity to which they would otherwise be paid.

         4.8 TRIPLE NET LEASE; NO SET-OFF; BANKRUPTCY. It is the purpose and intent of Landlord and Tenant that the Rent shall be absolutely net to Landlord so that Tenant shall pay or discharge, as additional rent hereunder, any and all Impositions, charges, costs, interest, reimbursements, liabilities, expenses and obligations of any nature whatsoever in connection with the ownership, operation and maintenance of the Property, excepting only (a) any payments for principal, interest, and premiums under any mortgage, security agreement, deed of trust or other Encumbrance Landlord may place upon all or any portion of the Property, and (b) any costs actually incurred by Landlord for its own benefit with respect to the Property, such as costs for consultants or advisers retained by Landlord in connection with a proposed sale or refinancing of the Property, provided that such costs (i) are not otherwise payable by Tenant hereunder, and (ii) do not, directly or indirectly, arise or grow out of or in connection with Tenant's non-performance and/or non-compliance with any obligation, covenant, term or provision of this Lease.

                  (a) NO SET-OFF OF RENT. Landlord shall receive all Rent due hereunder and Rent shall be due and payable by Tenant in all events, without notice or demand and without any set-off (except as otherwise specifically provided in this Lease), counterclaim, abatement, suspension, deduction or defense whatsoever. In addition to the Rent reserved by this Article, Tenant shall pay to the parties respectively entitled thereto all Impositions, insurance premiums (as provided in Article 14), operating charges, maintenance charges, construction costs and any other charges, costs, interest (except as set forth in the foregoing paragraph), reimbursements, liabilities (except as set forth in the foregoing paragraph), expenses and obligations which arise with respect to the Property or which otherwise may be contemplated under any provisions of this Lease during the Term hereof. All of such charges, costs, interest, reimbursements, liabilities, expenses and obligations shall constitute additional rent, and upon the failure of Tenant to pay any such costs, charges, interest, reimbursements, liabilities, expenses or obligations and if such failure is not cured within the applicable cure period described in Section 17.1 hereof, Landlord shall have the same rights and remedies as otherwise provided in this Lease, for the failure of Tenant to pay Rent. It is the intention of the parties hereto that, except as herein expressly provided, this Lease shall not be terminable for any reason by Tenant. Any present or future law to the contrary shall not alter this agreement of the parties.

                  (B) BANKRUPTCY. Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind, or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or any such assignee in any such proceeding or by any court in any such proceeding.

                           (1) In the event that Tenant shall file a petition,
                  or an order for relief is entered against the Tenant, under Chapter 7, 9, 11 or 13 of the Bankruptcy Code 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), and the trustee of Tenant shall elect to assume this Lease for the purpose of assigning the same, such assumption and/or assignment may only be made if all of the terms and conditions of subsections (2) and (3) hereof are satisfied. If such trustee or debtor-in-possession, as the case may require, shall fail to elect to assume this Lease within sixty (60) days after such trustee of Tenant shall have been appointed, or the date of filing of the petition, as the case may be, at Landlord's election (and in Landlord's sole and absolute discretion) this Lease shall be deemed to have been rejected and, in such event, Landlord shall thereupon immediately be entitled to possession of the Property without further obligation to the Tenant or Tenant's trustee in bankruptcy, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such bankruptcy proceeding shall survive such cancellation.

                           (2) No election to assume this Lease shall be
                  effective unless in writing and addressed to Landlord and unless, in the Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, have been satisfied.

                                    (A) The trustee or the debtor-in-possession
                           has cured or has provided Landlord "adequate assurance" (as defined hereunder) that:

                                            (i) within ten (10) days from the
                                    date of such assumption, the trustee (or debtor-in-possession) will cure all monetary defaults under this Lease; and

                                            (ii) within thirty (30) days from
                                    the date of such assumption, the trustee (or debtor-in possession) will cure all non-monetary defaults under this Lease.

                                    (B) The trustee or the debtor-in-possession
                           has
                           compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated, for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the trustee, or the debtor-in possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession;

                                    (C) The trustee or the debtor-in-possession
                           has provided Landlord with "adequate assurance" of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                                            (i) the trustee or
                                    debtor-in-possession shall also deposit with
                                    Landlord, as security for the timely payment of Rent, an amount equal to three (3) months of the then current Base Rent, an amount equal to the last quarterly payment of Percentage Rent for the Property and other monetary charges accruing under this Lease; and

                                            (ii) the obligations imposed upon
                                    the trustee or debtor-in-possession shall continue with respect to Tenant after the completion of bankruptcy Proceedings.

                                    (D) Landlord has determined that the
                           assumption of the Lease will not:

                                             (i) breach any provision in any
                                    agreement by which Landlord is bound
                                    relating to the Property; or

                                             (ii) disrupt, in Landlord's
                                    judgment, the reputation and profitability of the Property.

                                    (E) For purposes of this subsection,
                           "adequate assurance" shall mean:

                                            (i) Landlord shall determine that
                                    the trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets (other than by liens in favor of Landlord) after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or debtor-in possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

                                            (ii) an order shall have been
                                    entered segregating sufficient cash payable to Landlord and/or there shall have been granted a valid and perfected first lien and security interest in property of the Tenant, trustee or debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or debtor-in-possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

                           (3) If the trustee or debtor-in-possession has
                  assumed the Lease pursuant to the terms and provisions of subsections (1) and (2) herein, for the purpose of assigning (or election to assign) the Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided "adequate assurance" (as defined in this subsection 4.8(b)(3)) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this subsection 4.8(b)(3), adequate assurance of future performance shall mean that Landlord shall have ascertained that each of the following conditions has been satisfied:

                                    (A) The assignee has submitted a current
                           financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

                                    (B) If requested by Landlord, the assignee
                           shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

                                    (C) Landlord has obtained all consents to
                           waivers from any third parties required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to enable Landlord to permit such assignment;

                                    (D) The assignee has deposited an adequate
                           security deposit with Landlord; and

                                    (E) The assignee has demonstrated that its
                           intended use of the Property is consistent with the terms of this Lease and will not diminish the reputation of the Facility.

                           (4) When, pursuant to the Bankruptcy Code, the
                  trustee or debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Property or any portion thereof, such charges shall not be less than the then current Base Rent and Percentage Rent for the Property as defined in this Lease and other monetary obligations of Tenant.

                           (5) Neither Tenant's interest in the Lease, nor any
                  lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant ("state law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                           (6) Any person or entity to which this Lease is
                  assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

                             ARTICLE 5 - IMPOSITIONS

         5.1 PAYMENT OF IMPOSITIONS. Subject to Tenant's rights of contest pursuant to the provisions of Article 13, Tenant shall pay, or cause to be paid, all Impositions as and when such Impositions become due and payable and directly to the parties to whom such Impositions are payable, and in no event less than five (5) business days prior to the date on which any fine, penalty, interest or cost may be added for non-payment. Upon request by Landlord, Tenant shall furnish to Landlord, not less than five (5) business days prior to the date on which any such fine, penalty, interest or cost may be added for non-payment, copies of receipts or other reasonably satisfactory evidence of such payments. Such payments shall be made directly to the authorities levying or to the other persons entitled to such Impositions, if possible. Tenant's obligation to pay Impositions shall be deemed absolutely fixed upon the date such Impositions become due to the authority or person entitled thereto. If any such Imposition may, at the option of the payor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may pay the same (and shall pay any accrued interest on the unpaid balance of such Imposition) in installments, and in such event shall pay such installments (subject to Tenant's right of contest pursuant to the provisions of Article 13) as the same become due and before any fine, penalty, premium, further interest or cost is added thereto. Landlord shall, at its expense and to the extent required or permitted by applicable laws and regulations, prepare and file all returns with respect to Landlord's net income, gross receipts, sales, use, single business, transaction privilege, rent, ad valorem and franchise taxes, and with respect to taxes on Landlord's capital stock. Tenant shall, at its expense, and to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports with respect to any Imposition as may be required by governmental agencies, authorities or other persons entitled to the receipt of the

Impositions. If any refund shall be due from any taxing authority or other persons entitled to the receipt of the Impositions with respect to any Imposition paid by Tenant, the same shall be paid over to and retained by Tenant unless an Event of Default shall have occurred hereunder and be continuing, in which case such refund shall be paid over to and retained by Landlord. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 17. Landlord and Tenant shall, each upon a request by the other, provide such information as is maintained by the party to whom the request is made with respect to the Property as may be reasonably necessary to prepare any required returns or reports. If any governmental agency or authority classifies any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide to the other party, promptly upon request, cost and depreciation records reasonably necessary for filing returns for any property so classified as personal property. If Landlord is legally required to file any personal property tax returns, Landlord shall provide Tenant with copies of any assessment notices with respect thereto in sufficient time for Tenant to file a protest with respect thereto if it so elects pursuant to Article 13. If no monetary Event of Default is then continuing, Tenant may at its option and sole cost and expense, upon Notice to Landlord, protest, appeal or institute such other proceedings as Tenant reasonably may deem appropriate to effect a reduction of any Imposition so long as such action is conducted in good faith and with due diligence. In such event, Landlord, at Tenant's sole cost and expense, shall fully cooperate with Tenant in such protest, appeal, or other action, provided that Landlord incurs no liability thereby. Tenant hereby agrees to indemnify, defend, protect, save and hold Landlord harmless from and against any and all losses, demands, claims, obligations and liabilities against or incurred by Landlord in connection with such protest, appeal or other proceeding. Billings by Landlord to Tenant for reimbursement of personal property taxes shall be accompanied by copies of a bill therefor and evidence of payment thereof which identify the personal property with respect to which such payment has been made.

         5.2 NOTICE OF IMPOSITIONS. Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge. Notwithstanding the foregoing, however, Landlord's failure to give any such Notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions, but Landlord shall be responsible for any fine, penalty or interest resulting from its failure to give such Notice and any default by Tenant hereunder shall be obviated for a reasonable time after Tenant receives Notice of any Imposition which it is obligated to pay.

         5.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed with respect to the tax period during which the Term expires or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such expiration or termination, so that Tenant is only obligated to pay that portion of such Imposition(s) pertaining to the tax period within the Term. The obligation of Tenant to pay its prorated share of Impositions shall survive expiration or earlier termination of this Lease. Likewise any refund of any Imposition paid with respect to any tax period within the Term which refund is received by Landlord after the expiration or termination of this Lease shall be prorated and shared with Tenant.

         5.4 UTILITY CHARGES. Tenant shall pay or cause to be paid all charges (including any connection charges and deposits) for all utilities, including, but not limited to, electricity, power, gas, oil and water, used in the Property during the Term.

         5.5 INSURANCE PREMIUMS. Tenant shall pay or cause to be paid all premiums for insurance coverage required to be maintained pursuant to Article 14.

                  ARTICLE 6 - TERMINATION OR ABATEMENT OF LEASE

         6.1 NO TERMINATION OR ABATEMENT. Without limiting the generality of
Section 4.8 hereof, Tenant, to the fullest extent permitted by law, shall remain bound by this Lease in accordance with its terms in all events. Tenant shall not take any action without the prior written consent of Landlord to modify, surrender or terminate this Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, and Rent and all other sums shall continue to be payable by Tenant hereunder in any event unless (i) the obligation of Tenant to pay the same abates or terminates pursuant to the express provisions of this Lease (other than by reason of an Event of Default by Tenant) or (ii) Rent and such other sums abate as provided in Section 6.2. Without limiting the generality of the immediately preceding sentence Tenant shall not seek or be entitled to any abatement (other than as provided in Section 6.2 or as otherwise specifically provided by this Lease), deduction, deferment or reduction of Rent, or set-off against Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to, or destruction of, all or any portion of the Property from whatever cause or any Taking of all or any portion of the Property; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of all or any portion of the Property or the interference with such use or with Tenant's quiet enjoyment of the Property by any person or entity;
(c) the eviction of Tenant from the Property or any portion thereof by any person whose rights or interest arise other than by, through or under Landlord, whether by paramount title or otherwise; (d) any claim which Tenant has or may have against Landlord by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (f) any other cause, whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which (i) may now or hereafter be conferred upon it by law or otherwise to modify, surrender or terminate this Lease or quit or surrender all or any portion of the Property or (ii) entitle Tenant to any abatement, reduction, suspension or deferment of Rent or other sums payable by Tenant hereunder except to the extent expressly provided in Section 6.2 or as otherwise specifically provided by this Lease.

         6.2 LIMITED ABATEMENT. In the event of any damage or destruction of the Property as contemplated in Section 15.2, the Base Rent shall be abated solely to the extent that Landlord actually receives proceeds of insurance under the insurance policy described in Section 14.1(d) equal to the Rent otherwise due under this Lease. In no other event shall the Rent hereunder abate in any manner whatsoever prior to the termination of this Lease in accordance with its terms, except as otherwise specifically provided by this Lease.

                ARTICLE 7 - FFF&E AND OTHER CAPITAL IMPROVEMENTS

         7.1 FFF&E. During the Term Tenant shall maintain, replace, restore and repair the FFF&E from time to time as shall be necessary to operate the Property in compliance with all License and certification requirements, other Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the assisted living industry with respect to the Permitted Use(s) or other uses then conducted on the Property by Tenant and permitted hereunder. Tenant shall from time to time at Landlord's request provide an itemized schedule listing the FFF&E.

         7.2 MINIMUM CAPITAL EXPENDITURES. Beginning with the 2001 Lease Year and during the remainder of the Initial Term and any and all Extended Terms, Tenant agrees that during each Lease Year it will on average incur repair and maintenance costs for the Facility ("Capital Expenditures") (exclusive of the categories of costs set out below) which must be accounted for as capitalized expenditures under generally accepted accounting principles in the minimum amount of $300.00 per unit per year. In meeting the required amount of Capital Expenditures, Tenant shall not include amounts incurred for any of the following purposes:

                           (i) amounts spent on the Facility's heating,
                  ventilation and air conditioning systems

                           (ii) amounts spent to repair, replace, alter or add
                  to the Facility's roof or other structural features of the Property

         Compliance with the provisions of this Section 7.2 shall be measured on a rolling three year basis. Amounts used from FFF&E Account shall not be counted in measuring compliance with requirements of this Section 7.2.

         Within ninety (90) days after the end of each Fiscal Year of Tenant, Tenant shall provide to Landlord a certificate signed by Tenant's duly authorized officer, certifying the amount of Capital Expenditures that were incurred by Tenant for the year then ended exclusive of the excluded categories of costs.

         7.3 FFF&E ACCOUNT. If the report furnished to Landlord under Section
7.2 above shows that Tenant failed to make the required Capital Improvements, Tenant shall at such time fund an account therefor (the "FFF&E Account") in the amount of such shortfall. Provided that no Event of Default is occurring, Tenant shall have the right during the Term to make withdrawals from the FFF&E Account from time to time solely for the purpose of replacing, restoring and repairing the FFF&E for the Property (other than the use categories excluded under Section 7.2 above) and for no other purpose. Tenant shall give Notice to Landlord each time a deposit or withdrawal is made from the FFF&E Account, together with an Officer's Certificate confirming the amounts so deposited and withdrawn (and, in the case of a withdrawal, the specific purpose of the withdrawal, specifically identifying the items, of FFF&E replaced and the respective cost of such replacement item, restored or repaired and any replacement items of FFF&E). From time to time upon Landlord's request, Tenant shall furnish such additional documentation, including bank statements, invoices and purchase orders, as Landlord may request concerning the FFF&E Account and all items of FFF&E. The mere use of the funds in the FFF&E Account shall not be evidence of Tenant's compliance with its obligations under Section 7.2.

         7.4 FFF&E WITHDRAWALS. Upon expiration or termination of the Lease or termination of Tenant's right to possession of the Property, the funds in the FFF&E Account shall automatically and immediately become the property of Landlord, and Tenant shall not thereafter be permitted to make any further withdrawals from the FFF&E Account. Within thirty (30) days after the establishment of the FFF&E Account, Tenant shall obtain and deliver to Landlord a letter or other written acknowledgment from the commercial bank(s) at which the FFF&E Account is established, whereby such bank(s) acknowledge and agree that upon receipt by such bank(s) of a certificate executed by an officer of Landlord stating, in substance, that this Lease has expired or been terminated, or that Tenant's right to possession of the Property has been terminated, such bank(s) (i) shall not permit any further withdrawals by Tenant of any funds in the FFF&E Account, and (ii) shall deliver all funds in the FFF&E Account to Landlord within thirty (30) days thereafter. Tenant agrees that Tenant shall not object to such delivery of such funds to Landlord.

                    ARTICLE 8 - OWNERSHIP AND USE OF PROPERTY

         8.1 OWNERSHIP OF THE PROPERTY. The Property, including the FFF&E, is, and throughout the Term shall continue to be, the property of Landlord. Tenant has only the right to the exclusive possession and use of the Property, upon the terms and subject to the conditions set forth in this Lease. Tenant shall not permit the Property to become subject to any liens or encumbrances of any kind without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion.

         8.2      USE OF THE PROPERTY.

                  (a) Tenant will be responsible for acquiring any and all Licenses necessary for its current use and operation of the Property in full force and effect during the Term, and will keep and maintain such Licenses as are, from time to time, required for the uses conducted by Tenant on the Property, in accordance with all Legal Requirements.

                  (b) Throughout the entire Term, Tenant shall use the Property or cause the Property to be used solely in accordance with its Permitted Use(s) and for such other uses as may be necessary in connection with or incidental to such use; provided, however, that so long as no Event of Default then exists, Tenant may request, by Notice to Landlord, that Landlord give its prior written consent to Tenant to permit Tenant to use the Premises, in addition to and/or in substitution for the Permitted Use(s), for non-health care oriented residential accommodations for the elderly (specifically excluding any use as a condominium, cooperative or similar arrangement or regime), and, in connection therewith, the provision of food services and recreational services, all in full compliance with all applicable Legal Requirements and all other terms, covenants, provisions and conditions of this Lease. Landlord shall not unreasonably withhold such consent. Notwithstanding any such consent, Tenant shall not permit or consent to the cancellation, lapse or amendment of any license or permit required to operate the Facility for its Permitted Use, except to the extent that the use of the Premises to which Landlord so consents renders it impossible to maintain such license or permit in full force and effect.

                  (c) If Landlord elects to permit Tenant's proposed use of the Property, then Tenant may make such use of the Property, subject to and in accordance with all the terms and conditions of this Lease.

                  (d) Except as otherwise provided by subparagraph (b) above, Tenant shall not use any portion of the Property for any other purpose whatsoever without Landlord's written consent, which may be granted or withheld in Landlord's sole and absolute discretion.

                  (e) Tenant shall not commit or suffer to be committed any waste nor shall Tenant cause or permit any nuisance on the Property.

                  (f) Tenant shall neither suffer nor permit all or any portion of the Property, including any Capital Addition, whether or not financed or paid for by Landlord, to be used in such a manner as (i) may impair the Landlord's title to the Property or to any portion thereof or (ii) may make possible a claim or claims of adverse use, adverse possession or implied dedication of all or any portion of the Property to the public.

         8.3 CONTINUOUS OPERATIONS. Tenant shall maintain continuous operations on the Property in accordance with the provisions of this Lease and shall not cease such operations.

         8.4      HAZARDOUS SUBSTANCES.

                  (a) Tenant will keep the Property free and clear of all Hazardous Substances other than those Hazardous Substances which are required for the operation of the Property (which Hazardous Substances shall be handled, used and disposed of in strict compliance with the Legal Requirements and Insurance Requirements) and Tenant shall pay all costs required to properly use, handle and dispose of all Hazardous Substances as and when due and Tenant will keep the Property free and clear of any lien relating to Hazardous Substances which may be imposed pursuant to the Legal Requirements. For the purposes of this Article, the term "Property" shall also include, in addition to the items specified in Section 2.1, all air, soil, groundwater, surface water or soils vapor at, on, about, under or within the Land. All operations or activities upon, or any use or occupancy of the Property, or any portion thereof, by Tenant, or any agent, contractor or employee, or subtenant of Tenant shall at all times during the Term be in all respects in strict compliance with any and all Legal Requirements relating to Hazardous Substances, including, but not limited to, the discharge and removal of Hazardous Substances. Neither Tenant, nor any agent, contractor or employee, nor any subtenant of Tenant will allow the manufacture, storage, voluntary transmission or presence of any Hazardous Substances over or upon the Property (except in strict compliance with the Legal Requirements). Landlord shall have the right at any time to conduct, at its cost, an environmental audit of the Property and Tenant shall cooperate in the conduct of such environmental audit. Furthermore, neither Tenant, nor any agent, contractor or employee, nor any subtenant of Tenant will install or permit to be installed (except in strict compliance with applicable Legal Requirements), in or on the Property friable asbestos or any substance containing asbestos or similarly deemed hazardous by governmental authorities or the Legal Requirements respecting such materials, and with respect to any such materials currently present in the Property, shall promptly either (a) remove any material which such Legal Requirements deem hazardous and require be removed, at its sole cost and expense, or (b) otherwise comply with the Legal Requirements. Tenant shall promptly notify Landlord in writing of any order, receipt of any notice of violation or noncompliance with any applicable law, rule, regulation, standard or order, any threatened or pending action by any regulatory agency or their governmental authority, or any claims made by any third party relating to Hazardous Substances on, emanations on or from, releases on or from, or threats of releases on or from any of the Property; and shall promptly furnish the Landlord with copies of any correspondence, notices, or legal pleadings in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances on, released from or emanating from any part of the Property which Landlord reasonably believes may cause harm to any persons or property.

                  (b) Without limiting Section 20.1, Tenant agrees, with the right to participate in the applicable proceedings, to indemnify, protect, defend (with counsel reasonably approved by Landlord) and hold Landlord, and the directors, officers, shareholders, employees and agents of Landlord, harmless from any claims (including, without limitation, third party claims for personal injury or real or personal property damage, or natural resources damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, including reasonable attorneys' and paralegals, fees and expenses (including any such fees and expenses incurred in enforcing the covenants and obligations of Tenant under this Lease or collecting any sums due hereunder), consultant fees, and expert fees, together with all other costs and expenses of any kind or nature (collectively, the "Costs") that arise directly or indirectly from or in connection with the presence, suspected presence, release or threatened release of any Hazardous Substance in or into or at, on, about, under or within the Property, or any portion thereof, to the extent that such Costs are not attributable to the negligence or willful misconduct of Landlord, whether sole or contributory. The indemnification provided in this subsection (b) shall specifically apply to and include claims or actions brought by or on behalf of employees of Tenant, or contractors, or employees of contractors of Tenant and Tenant hereby expressly waives any immunity to which Tenant may otherwise be entitled under any industrial or worker's compensation laws. In the event Landlord shall suffer or incur any such Costs, Tenant shall pay to Landlord the total of all such Costs suffered or incurred by Landlord upon demand therefor by Landlord. Without limiting the generality of the foregoing, the indemnification provided by this subsection (b) shall specifically cover Costs, including capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any Federal, state or local governmental agency or political subdivision or performed by any non-governmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof), and any claims of third parties for loss or damage due to such Hazardous Substance, to the extent that such Costs are not attributable to the negligence or willful misconduct of Landlord, whether sole or contributory. In addition, the indemnification provided by this subsection (b) shall include, without limitation, all loss or damage sustained by Landlord or any third party due to any Hazardous Substance (i) that is present or suspected to be present in the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof) on or before the Commencement Date, or (ii) that migrates, flows, percolates, diffuses or in any way moves onto, into or under the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof) after the Commencement Date, irrespective of whether such Hazardous Substance shall be present or suspected to be present in the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Property (or any portion thereof) as a result of any release, discharge, disposal, dumping, spilling, or leaking (accidental or otherwise) onto the Property (or any portion thereof) occurring before, on or after the Commencement Date or caused by any person or entity: provided, however, that the indemnification obligation under clauses (i) and (ii) above shall apply solely to the extent that such loss or damage is not attributable to the negligence or willful misconduct of Landlord.

                  (c) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable Legal Requirement including, without limitation, any judicial order, or any order of any governmental entity, or in order to comply with any agreements affecting the Property because of, or in connection with, any occurrence or event described in subsection (b) above, Tenant shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement and subject to the final review and approval of Landlord for compliance with Legal Requirements; provided, that Tenant may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation or validity of the law, regulation, order, or agreement, subject to the requirements of subsection (d) below; provided, however, that Landlord shall reasonably cooperate with Tenant to the extent necessary to deliver such authorization as may be required in order for Tenant to perform its obligations under this subsection (c). All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord in its reasonable discretion, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord in its reasonable discretion. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s) and/or the consulting engineer and costs incurred by Landlord "in house", (such as photocopying charges and travel costs for Landlord's employees) in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail timely to commence, or cause to be commenced, or fail diligently to prosecute to completion, or fail to complete to Landlord's reasonable satisfaction, such Remedial Work in compliance with Legal Requirements, Landlord may, but shall not be required, to cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be Costs within the meaning of subsection (b) above. All such Costs shall be due and payable upon demand therefor by Landlord. If Tenant fails to perform its obligations hereunder, Landlord shall be subrogated to any rights Tenant may have under any indemnifications from any present, future or former owners, tenants or other occupants or users of the Property (or any portion thereof), relating to the matters covered by this Section 8.4.

                  (d) Notwithstanding any provision of this Section 8.4 to the contrary, but without limiting the provisions of Article 13 or Tenant's obligations of protection, defense and indemnification under Section 8.4(b), Tenant will be permitted to contest or cause to be contested, subject to compliance with the requirements of this subsection (d) and
         Article 13, by appropriate action any Remedial Work requirement, and Landlord shall not perform such requirement on its behalf, so long as Tenant has given Landlord Notice that Tenant is contesting or shall contest or cause to be contested the same, and Tenant actually contests or causes to be contested the application, interpretation or validity of the governmental law, regulation, order or agreement pertaining to the Remedial Work by appropriate proceedings conducted in good faith with due diligence; provided, such contest shall not subject Landlord to civil liability and does not jeopardize Landlord's interest in the Property or affect in any way the payment of any sums to be paid under this Lease. Tenant shall give such security or assurances as may be reasonably required by Landlord to insure compliance with the legal requirements pertaining to the Remedial Work (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of such nonpayment or noncompliance.

                  (e) The obligations of Tenant under this Section 8.4 shall survive expiration or earlier termination of this Lease, subject in all respects to the provisions of Section 24.2. Any costs and other payments required to be paid by Tenant to Landlord under this Section
         8.4 which are not paid on demand therefor, shall thereupon be considered delinquent, Tenant shall pay to Landlord immediately upon demand therefor interest on such overdue amounts, from the date when due until paid, at the Overdue Rate.

            ARTICLE 9 - LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS

         9.1 COMPLIANCE WITH LEGAL REQUIREMENTS, INSURANCE REQUIREMENTS AND INSTRUMENTS. Subject to the rights of Tenant as provided in Article 13 relating to permitted contests, Tenant, at its sole cost and expense, shall promptly (a) comply with all applicable Legal Requirements and Insurance Requirements with respect to the use, operation, maintenance, repair and restoration of the Property, whether or not compliance therewith shall require structural change in the Property or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply with all appropriate Licenses necessary for any use of the Property then being made, and for the proper erection, installation, operation and maintenance of the Property or any part thereof, including, without limitation, any Capital Additions. Tenant shall notify Landlord immediately upon obtaining knowledge of facts which are reasonably likely to result in an action by any federal, state or local agency (or the staff thereof) to revoke, withdraw or suspend any License, or an action of any other type, which would have a materially adverse effect on Tenant or the operations of the Property.

         9.2 COVENANTS REGARDING LEGAL REQUIREMENTS. Tenant covenants and agrees that it shall not use the Property for any purpose which violates the Legal Requirements. Tenant shall acquire and maintain all appropriate Licenses necessary to operate the Property in its customary manner for the Permitted Use(s), and any other use conducted on the Property by Tenant and permitted by Landlord hereunder. If no monetary Event of Default has occurred and is then continuing, Tenant may, however, upon prior Notice to Landlord, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Tenant maintains such action in accordance with the provisions of Article 13 hereof and otherwise conducts such action in good faith, with due diligence, without prejudice to Landlord's rights or entitlement to the Property or Landlord's rights hereunder and at Tenant's sole cost and expense. If by the terms of any such Legal Requirement, compliance therewith, pending the prosecution of any such proceeding, may legally be delayed without the occurrence of any lien, charge, fine, penalty or other liability of any kind against the Property or Landlord's fee interest or Tenant's leasehold interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Tenant, subject to the prior written consent of Landlord (which consent shall not be unreasonably withheld), may nonetheless contest and/or delay as aforesaid provided that such contest or delay, as the case may be, will not affect Landlord's entitlement to the Property or subject Landlord or Tenant to criminal liability and Tenant (a) furnishes to Landlord security reasonably satisfactory to Landlord, in Landlord's sole and absolute discretion, against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith. The parties understand and agree that certain deficiencies or situations of non-compliance with various Legal Requirements are likely to occur from time to time in the normal course of business operations on the Property. Such occurrences will not constitute a breach or default by Tenant under this Lease, provided that (a) they are not materially beyond the general experience of comparable retirement community operations in the State (not just of Tenant or any Affiliate of Tenant) in terms of scope, seriousness or frequency, (b) no material decrease in Gross Revenues from the Property results from any such occurrence(s), and (c) Tenant diligently takes all reasonable actions in a timely manner to cure such deficiencies or situations of non-compliance and effectuates such cure to the extent same can be practicably accomplished.

         9.3 LANDLORD'S COOPERATION. Landlord shall cooperate, as reasonably necessary or required, with Tenant in applying for and maintaining all appropriate Licenses necessary to operate the Property for the Permitted Use(s) in accordance with the provisions of this Lease and to otherwise comply with applicable Legal Requirements, provided that such cooperation is in conformance with all Legal Requirements. Tenant shall promptly advance to Landlord such amounts as are reasonably necessary to pay for all costs and expenses incident to such cooperation. Tenant agrees to indemnify, defend, protect, save and hold Landlord harmless from and against any and all costs, expenses, losses, demands, claims, obligations and liabilities against or incurred by Landlord in connection with such cooperation, except in any cases of fraud, misrepresentation or intentional non-compliance with Legal Requirements on the part of Landlord. Such indemnity shall survive the expiration or termination of this Lease.

                     ARTICLE 10 - CONDITION OF THE PROPERTY

         10.1     MAINTENANCE AND REPAIR.

                  (a) Tenant recognizes that the Property is recently constructed and that "Punch List" items may remain to be completed. Tenant, at its sole cost and expense, shall keep the Property and all private roadways, sidewalks and curbs appurtenant thereto in good order, condition and repair and, except as may otherwise be expressly provided to the contrary in Article 14, 15, or 16, with reasonable promptness, shall, at Tenant's sole cost and expense, make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Term of this Lease and regardless of the cause necessitating repair. Tenant shall also be obligated at its expense to make all repairs, modifications and renovations necessary to comply with all licensing, safety and health and building codes and regulations applicable to the Property so that it can be legally operated for its Permitted Use(s) or the use(s) then permitted and actually utilized by Tenant hereunder. All repairs by Tenant shall be made in a good and workmanlike manner using materials of good quality. Tenant shall not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of all or any portion of the Property for the Permitted Use(s) or the use(s) then permitted and actually utilized by Tenant hereunder. Tenant shall give Landlord ten days prior Notice of any repair, replacement, modification or renovation pursuant to this Section which is reasonably expected to cost in excess of $10,000.

                  (b) Landlord shall not under any circumstances be required to build or rebuild the Facility, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, patent or latent, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, nor shall Landlord under any circumstances be required to maintain the Property in any way or manner whatsoever. Tenant hereby waives, to the fullest extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law or equitable principle in effect at the time of the execution of this Lease or hereafter enacted. Landlord shall have the right to give, record and post, on the Property and otherwise, as appropriate, notices of non-responsibility under any construction or mechanic's lien laws now or hereafter existing, and any other notices of a similar nature that Landlord may reasonably elect to give, record or post from time to time during the Term.

                  (c) Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed in any manner as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to all or any portion of the Property or
         (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such a manner as would permit the making of any claim against Landlord or any portion of the Property with respect thereto, or to make any agreement that may create, or in any way may be the basis for the assertion of any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in all or any portion of the Property.

                  (d) Tenant shall, upon the expiration or earlier termination of this Lease, vacate and surrender the Property to Landlord in the condition on which the Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for casualty, condemnation or ordinary wear and tear (but subject to the obligation of Tenant under this Section to maintain the Property in good order, condition and repair during the entire Term of this Lease) and subject to the provisions of this Lease with respect to casualties, insurance proceeds and condemnation.

                  (e) The maintenance and repair obligations of Tenant under this Section 10.1 shall survive the expiration or earlier termination of this Lease as regards any condition requiring repair which existed as of the date of such expiration or termination notwithstanding that such condition is not discovered by Landlord until after the date of such expiration or termination.

         10.2 ENCROACHMENTS. If any portion of the Property shall at any time during the Term impair the rights of others under any easement or right-of-way burdening the Land, provided that such restriction or easement has not been created by Landlord subsequent to the Commencement Date and without the consent of Tenant in violation of this Lease, then promptly upon the request of Landlord, or at the behest of any person affected by violation or impairment and in such case, in the event of an adverse final determination, Tenant shall, at Tenant's sole cost and expense, but in conjunction with Landlord, obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant, subject to Landlord's consent to all such settlements or waivers. In any event Tenant shall, subject to Landlord's consent, take all such actions as may be necessary in order to be able to continue the operation of the Property for the then existing use substantially in the manner and to the extent the Property was operated prior to the assertion of such violation or impairment. Notwithstanding the provisions of this Section
10.2 to the contrary, Tenant shall not be responsible for any claims to the extent such claims are covered by Landlord's or Tenant's title insurance policy, and Landlord agrees that any proceeds recovered under such title insurance policy shall be made available to remedy the claimed violation or restriction.

                            ARTICLE 11 - RENT RESERVE

         11.1 RESERVE FOR RENT PAYMENTS. On the Commencement Date Tenant shall deposit with Landlord a Rent Reserve in an initial amount of $69,391.23, that being three months Base Rent. Such deposit shall be held by Landlord pursuant to the terms of a Rent Reserve Agreement executed by Landlord and Tenant, the terms of which are incorporated herein by reference. The Rent Reserve may be decreased to two months Base Rent if the Rent Reserve Reduction Conditions as defined in
Section 11.2
are maintained for two consecutive years. The Rent Reserve may be further decreased to one month Base Rent if the Rent Reserve Reduction Conditions are maintained for three consecutive years. The Rent Reserve may be fully released to Tenant if the Rent Reserve Reduction Conditions are maintained for four consecutive years.

         11.2 RENT RESERVE REDUCTION CONDITIONS. As used in Section 11.1 the Rent Reserve Reduction Conditions are satisfied when all of the following conditions exist for any given Lease Year:

                  (a) The Tenant has maintained at all times during that Lease Year shareholders' equity of not less than $100,000,000.00;

                  (b) The Facility has maintained for each Fiscal Quarter an average occupancy rate of not less than 80%; and

                  (c) The EBITDA determined for the Facility for each Fiscal Quarter is not less than 1.25 times the amount of Base Rent and Percentage Rent due to Landlord during that same Fiscal Quarter.

         Any request by Tenant for a release from the Rent Reserve shall be accompanied by a letter from Tenant's auditors certifying that the Rent Reserve Reduction Conditions have been satisfied for the required period of time.

                               ARTICLE 12 - LIENS

         12.1 NO LIENS ON PROPERTY. Subject to the provisions of Article 13 relating to permitted contests, Tenant shall not directly or indirectly create or allow to remain and shall promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any portion of the Property or any attachment, levy, claim or encumbrance in respect of Rent, not including, however, (a) this Lease, (b) Permitted Encumbrances, if any, (c) restrictions, liens and other encumbrances which do not arise by, through or under Landlord or are otherwise consented to in writing by Landlord, including, without limitation, Encumbrances, (d) liens for those taxes of Landlord which Tenant is not then currently required to pay hereunder, (e) subleases permitted by Article 21, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as the same are not yet payable or are payable without the addition of any fine or penalty or are in the process of being contested as permitted by Article 13, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that, notwithstanding the provisions of Article 13, at Landlord's request, Tenant shall remove any such lien from record title to any interest in the Property (including, without limitation, Tenant's interest under this Lease), at Tenant's sole cost and expense, by depositing with the appropriate public authority a sum of money, or filing in such forum a bond executed as surety by a surety insurer licensed to do business in the State of Tennessee, in the amount and in the manner required by applicable law of the State and otherwise in a manner sufficient to effectively remove such lien from record title to the Property; provided, further (i) the payment of such sums shall not be postponed for more than seven days after the completion of the action giving rise to such lien (but in no event in excess of any period of redemption) and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor and/or
(ii) any such liens are in the process of being contested as permitted by
Article 13, and (h) any Encumbrances which are the responsibility of Landlord pursuant to the provisions of Article 23.

         12.2 NO LIENS ON LANDLORD'S INTEREST. In no event shall the interest of Landlord be subject to liens for improvements made by Tenant, whether under
Article 10, Article 11 or otherwise, and Tenant shall notify any and all contractors making any improvements, repairs or additions to any portion of the Property that any lien to which such contractor may be entitled pursuant to the laws of the State shall not, to the maximum extent permitted by the laws of the State, extend to the interest of Landlord in the Property.

                              ARTICLE 13 - CONTESTS

         Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article 12, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Property, (b) neither the Property nor any Rent therefrom nor any part thereof nor interest therein would be subject to any risk of being sold, forfeited, attached, foreclosed, or lost, (c) in the case of a Legal Requirement, Landlord would not be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of $100,000 then, in any such event, Tenant shall deliver to Landlord an Officer's Certificate and opinion of counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a Legal Requirement or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Property or the Rent by reason of such non-payment or noncompliance, including, without limitation, a guaranty in form and substance acceptable to Landlord and executed by a guarantor acceptable to Landlord, (f) in the case of an Insurance Requirement, the coverage required by Article 14 shall be maintained, and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Notwithstanding any express or implied provision of this Article to the contrary, the provisions of this Article shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of an

Imposition) or any other sums payable by Tenant to Landlord hereunder. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify, defend and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                             ARTICLE 14 - INSURANCE

         14.1 GENERAL INSURANCE REQUIREMENTS. Tenant shall at all times maintain policies of insurance insuring the Property, and all property located in or on the Property, and shall insure the Property, against the kinds of risks and in the amounts of coverage described below. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Property of any insurance board, association, organization or company necessary for the maintenance of the insurance required pursuant to this Lease. All such insurance shall name Tenant as the insured and Landlord as an additional insured. Proceeds of insurance policies payable to compensate any loss shall be payable to Landlord and Tenant as provided in Article 15. All such insurance shall name as an additional insured or loss payee, as appropriate, the holder (a "Facility Mortgagee") of any mortgage, deed of trust or other security agreement securing any Encumbrance placed on the Property in accordance with the provisions of Article 23 ("Facility Mortgages") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment or other settlement in excess of $100,000 shall require the written consent of Tenant, Landlord and each Facility Mortgagee and any other lender of Landlord or its Affiliates ("Landlord Lender") having any contractual insurance requirements which would have an impact on the insurance requirements of this Lease to the extent so required and Landlord has given Tenant Notice thereof. Originals or certified copies of all insurance policies obtained pursuant to this Article, or certificates of insurance, shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s) or Landlord Lender(s). The policies on the Property shall insure against the following risks:

                  (a) loss or damage by fire, windstorm, vandalism and malicious mischief, extended coverage perils ("all risk" as such term is used in the insurance industry), and all physical loss perils insurance, including, but not limited to, sprinkler leakage, in an amount not less than 100% of the then full replacement cost thereof excluding foundation and excavation costs (as defined below in Section 14.2) or such lesser amount as is approved by Landlord in writing which coverage shall include an "increased cost of construction" endorsement;

                  (b) loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed on the Property in such amounts with respect to any one accident as may be reasonably requested by Landlord from time to time;

                  (c) Tenant's business interruption under a policy covering risk of loss and extra expenses during the lesser of the first 12 months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in Sections 14.1(a) or 14.1(b) or 14.1(g), if and to the extent available and economically feasible, in an amount sufficient to prevent Landlord from becoming a co-insurer;

                  (d) Landlord's loss of rental, under a rental value insurance policy (or rental insurance endorsement to the policy) for not less than twelve (12) months of scheduled Base Rent;

                  (e) claims for personal injury or property damage under a policy of Comprehensive General Public Liability insurance or Commercial General Liability insurance applying to the use and occupancy of the Property, or any part thereof, or any areas adjacent thereto which are under Tenant' s control, and the business operated by Tenant. Such insurance shall include Broad Form Contractual Liability insurance coverage insuring all of Tenant's indemnity obligations pursuant to Section 20.1 of this Lease (except for those items customarily excluded in a standard commercial general liability policy). Such coverage shall have a minimum combined single limit of liability of at least $5,000,000 and a general aggregate limit of at least $5,000,000. Any such policy shall be written to apply to all bodily injury, property damage, personal injury and other covered losses occurring during the policy term, and shall be endorsed to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain the following endorsements to the extent the same are available at a commercially reasonable cost: (i) including employees as additional insureds; and (ii) deleting any liquor liability exclusion. All such insurance shall provide for severability of interests, and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain employers liability insurance with a limit of no less than $1,000,000 per employee and $1,000,000 per occurrence;

                  (f) claims arising out of incidental medical malpractice in an amount not less than $1,000,000 for each person and $5,000,000 for each occurrence;

                  (g) flood (when the Property is located in whole or in part within an area designated by an appropriate agency or authority of the United States as a flood plain to the extent such insurance is available under the National Flood Insurance Program), coverage for property damage and casualty caused by hurricane or other storm and such other hazards as may be customary for comparable properties in the county in which the Property is located, in such amounts as may be customary for such properties, and as may be available from insurance companies, insurance pools, or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered. Tenant shall give prompt Notice to

         Landlord if Tenant does not at any time carry such coverage because the rates for same are not economically practicable in relation to the risks covered, and Landlord may, at its option, obtain same at its cost;

                  (h) during any period during which any Capital Addition is under construction, course of construction (builder's risk) insurance and all risks insurance in such amounts as Landlord shall reasonably require; and

                  (i) automobile liability insurance on vehicles operated in conjunction with the Property, with a combined single limit for each occurrence of not less than $5,000,000.

         14.2 REPLACEMENT COST. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Property requiring replacement from time to time, less the standard printed exclusions provided in a normal fire insurance policy. The amount of the insurance coverage shall be sufficient to preclude either Landlord or Tenant from becoming a co-insurer under the provisions of the policy. Landlord may require Tenant to procure a "stipulated value" or "agreed amount" endorsement deleting the co-insurance provision of any insurance policy required hereunder, so long as coverage remains available and is customarily carried by owners/operators of similar facilities. If either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Term, it may have such full replacement cost re-determined by the insurer then providing the largest amount of fire insurance coverage carried on the Property.

         14.3 ADDITIONAL INSURANCE. In addition to the insurance described in
Section 14.1, throughout the Term Tenant shall maintain such additional insurance as may be reasonably required from time to time by Landlord provided that the types and amounts of any such additional insurance required by Landlord is then customarily maintained by the operators of similar facilities in the county in which the Property is located. Tenant shall further maintain adequate workers' compensation insurance coverage for persons employed by Tenant on the Property. Such workers' compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

         14.4 WAIVER OF SUBROGATION. All insurance policies carried by Landlord or Tenant covering the Property, the FFF&E or the Facility shall expressly waive any right of subrogation on the part of the insurer against the other party. Landlord and Tenant agree that the respective policies of insurance carried by them will include such waiver clauses or endorsements so long as the same are obtainable without extra cost. If such clauses and endorsements are only available upon the payment of an extra charge, the other party, at its election, may pay the same, but shall not be obligated to do so; provided that the Tenant shall at all times be obligated to carry the policies of insurance required under this Article regardless of whether the waiver of subrogation required under this Section 14.4 is available.

         14.5 FORM OF INSURANCE. All of the policies of insurance referred to in this

Article shall be written in a form reasonably satisfactory to Landlord, and issued by insurance companies reasonably acceptable to Landlord which are licensed to conduct an insurance business and issue the insurance policy in question in the State. Landlord agrees that it will not unreasonably withhold or delay its approval as to the form of the policies or the insurance companies selected by Tenant. Tenant shall pay all of the premiums therefor, and shall deliver an original or certified copy of any policy or a certificate of insurance, and each renewal thereof, to Landlord, any Facility Mortgagee and any Landlord Lender at least 10 days prior to the expiration of the existing policy to which such renewal policy relates. If Tenant either fails to effect such insurance as herein required or to pay the premiums therefor, or to deliver such policies or certified copies thereof or certificates of insurance to Landlord at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord as rent upon demand therefor in a Notice, and failure by Tenant to repay the same shall constitute an Event of Default within the meaning of Section 17.1(b). Each insurer mentioned in this Article shall agree, on the certificate or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord (and to any Facility Mortgagee and Landlord Lender of which Tenant has notice, if required) thirty (30) days' prior written notice before such policy or policies expire, are materially changed or are canceled.

         14.6 CHANGE IN LIMITS. If either party shall at any time deem the limits of the personal injury or property damage public liability insurance or incidental malpractice insurance then carried by Tenant to be insufficient or excessive (based upon the limits customarily carried by operators/owners of facilities which are similar to the facility on the Property), the parties shall endeavor in good faith to agree promptly upon the proper and reasonable limits for such insurance to be carried. Such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this Section.

         14.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant so long as the requirements of this Article, including the coverages to be afforded, are otherwise satisfied.

         14.8 NO SEPARATE INSURANCE. Tenant shall not obtain separate insurance concurrent in form or contributing in the event of loss with that required in this Article 14 to be furnished by, or which may reasonably be required to be furnished by Tenant, nor shall Tenant increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are named therein as additional insureds, and the loss is payable under such insurance in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the obtaining of any such separate insurance or of the increasing of any of the amounts of the then existing insurance, except when such additional insurance or increases limits are made by Tenant at all or most other similar facilities operated or managed by Tenant or any Affiliate of Tenant.

                         ARTICLE 15 - INSURANCE PROCEEDS

         15.1 HANDLING OF INSURANCE PROCEEDS. Provided that no Event of Default in the payment of Base Rent and Percentage Rent then exists, all proceeds not in excess of $100,000.00 from any policy of property damage insurance required by
Article 14 of this Lease shall be paid to Tenant. All payments in excess of $100,000.00 shall be paid to and held in trust by Landlord; provided, however, that if Landlord is not then National Health Investors, Inc. or any Affiliate of National Health Investors, Inc. or a corporate or other successor to either of them, such payments in excess of $100,000.00 shall be paid to and held by a reputable insurance trustee having substantial experience operating in such capacity, which trustee shall be mutually acceptable to Landlord and Tenant and shall hold and disburse such funds in accordance with written instructions mutually acceptable to Landlord and Tenant. Provided that no Event of Default in the payment of Base Rent and Percentage Rent then exists, such payments in excess of $100,000.00 shall be made available by Landlord, its Affiliate or the trustee for reconstruction or repair, as the case may be, of any damage to or destruction of all or any portion of the Property to which such proceeds relate, and shall be paid out by Landlord, its Affiliates (or such insurance trustee) from time to time in accordance with and subject to the provisions hereof for the cost of such reconstruction or repair, subject to reasonable and customary controls to ensure funds disbursed by Landlord, its Affiliates (or such insurance trustee) are in fact used for such purpose. Any unused portion shall be retained by Landlord upon completion of such repair and restoration to be held in reserve by Landlord and disbursed by Landlord to Tenant for further maintenance or repair of the Property as requested by Tenant and reasonably approved by Landlord. All salvage resulting from any risk covered by insurance shall belong to Landlord.

         15.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

                  (a) If during the Term the Property is totally or substantially destroyed by a risk covered by the insurance described in
         Article 14 so that the Property thereby is rendered unsuitable for its Permitted Use(s) or the use(s) then permitted hereunder (taking into account all relevant factors, including, but not limited to, the number of useable suites and beds and the amount of square footage reasonably available for use by Tenant and the type and amount of Gross Revenues lost), Tenant shall use insurance proceeds hereunder to restore the destroyed Property to substantially the same condition as existed immediately before the damage or destruction, and this Lease shall continue in full force and effect. The insurance proceeds shall be paid to Tenant or its designee in accordance with Section 15.1 from time to time as necessary to pay for the costs of such restoration.

                  (b) If the cost of any such repair or restoration exceeds the amount of proceeds received by Landlord (or the insurance trustee described in Section 15.1) and paid over to Tenant from the insurance required under
         Article 14, Tenant shall contribute any and all excess amounts necessary to repair or restore the Property.

         15.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. If during the Term the Property is totally destroyed or materially damaged (i) from a risk not covered by insurance described in Article 14, (ii) from a risk for which insurance coverage is voided due to any act or omission by Tenant, or (iii) as result of an earthquake or hurricane, whether or not the Property is thereby rendered unsuitable for its Permitted Use(s) or the use(s) then permitted hereunder, Tenant shall restore the destroyed Property to substantially the same condition as existed immediately prior to such damage or destruction, this Lease shall continue in full force and effect, and Tenant shall continue to pay Rent, in the manner and at the times herein specified, including the full amounts of Base Rent, Percentage Rent for the Property, and Additional Charges, provided that during the period of restoration when the Property is not suitable for its Permitted Use(s) or the use(s) then permitted hereunder, Tenant shall pay Percentage Rent for the Property at a rate equal to the Percentage Rent for the Property for the immediately preceding full Fiscal Year during which Percentage Rent for the Property accrued.

         15.4 RESTORATION OF CAPITAL ADDITIONS PAID BY TENANT. All insurance proceeds payable solely by reason of any loss of or damage to any Capital Additions fully paid for by Tenant in their entirety shall be paid to Tenant and Tenant shall hold such insurance in trust to pay the cost of repairing or replacing damaged Capital Additions fully paid for by Tenant in their entirety; provided, however, that if the damaged Capital Additions fully paid for by Tenant in their entirety were no longer useful to Tenant's operations prior to their destruction, Tenant shall not be obligated to repair or replace them.

         15.5 NO ABATEMENT OF RENT. Except as expressly otherwise provided in
Section 6.2, in the event of any damage or destruction of the Property, this Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall not be abated by reason of any damage or destruction to the Property or the subsequent loss of Landlord's entitlement to the Property.

         15.6 WAIVER. Tenant hereby waives any rights at law or in equity and any statutory rights of termination which may arise by reason of any damage or destruction of the Property which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

                            ARTICLE 16 - CONDEMNATION

         16.1     DEFINITIONS.

                  (a) "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, or (b) a voluntary sale or transfer by Landlord with Tenant's consent (provided that such consent shall be required only if no Event of Default has occurred and is continuing at such time) to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  (b) "Date of Taking" means the first date the Condemnor has the right to immediate possession of the property being condemned.

                  (c) "Award" means all compensation, sums and any other value awarded, paid or received on a total or partial condemnation of the Property.

                  (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

         16.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Property or of any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article.

         16.3 TOTAL TAKING. If title to the fee of the whole of the Property shall be the subject of any Taking or Condemnation by any Condemnor, this Lease shall cease and terminate as of the Date of Taking. If title to the fee of less than the whole of the Property shall be so taken or condemned, which nevertheless renders the Property unsuitable for its Permitted Use(s) or the use(s) then permitted and being then actually used hereunder (taking into account all relevant factors, including, but not limited to, the number of useable suites and beds, the amount of square footage reasonably available for use by Tenant, and the type and amount of Gross Revenues lost), Tenant and Landlord each shall have the option by Notice to the other, to terminate this Lease as of the date the Condemnor first takes title to or possession of the Property. In either of such events, all Rent paid or payable by Tenant hereunder shall be apportioned as of the date the Lease shall have been so terminated.

         16.4 ALLOCATION OF AWARD. In the event of a Taking as described in
Section 16.3, Landlord and Tenant shall cooperate with each other in order to maximize the amount of the Award. Subject to the rights of any Facility Mortgagee, all of the Award shall be the sole and exclusive property of Landlord and shall be payable to Landlord. Tenant shall have the right to seek damages or a separate condemnation award for Tenant's loss of any Capital Additions and other improvements paid for by Tenant and relocation expenses.

         16.5 PARTIAL TAKING. If title to the fee of less than the whole of the Property shall be the subject of a Taking or Condemnation, and the Property is still suitable for its then existing use, or if Tenant or Landlord shall be entitled but shall elect to terminate this Lease as provided in Section 16.3 hereof, Tenant at its own cost and expense shall with all reasonable diligence restore the untaken portion of then Property so that the Property shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as existing immediately prior to such Condemnation or Taking. Landlord and Tenant shall cooperate with each other to maximize the amount of any Award. Landlord and Tenant shall together contribute the entire amount of the Award to the cost of restoration. The proceeds of any Award shall be held and distributed in the same manner as provided by Section 15.1 for insurance proceeds. Any remaining balance of such proceeds after such restoration is completed shall be retained by or paid to Landlord.

         16.6 TEMPORARY TAKING. If the whole or any part of the Property or of Tenant's interest under this Lease shall be the subject of a Taking or Condemnation by any Condemnor for its temporary use or occupancy, this Lease shall not terminate, and Tenant shall continue to pay, in the manner and at the times herein specified, the full amounts of Rent. Except to the extent Tenant may be prevented from so doing pursuant to the terms of any order for the benefit of the Condemnor, Tenant shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Tenant to be performed and observed as though such Taking or Condemnation had not occurred. Upon any such Taking or Condemnation described in this Section, the entire amount of any such Award made for such Taking or Condemnation allocable to the Term of this Lease, whether paid by way of damages, Rent or otherwise, shall be paid to Tenant. If any part of such Award is allocable for a period beyond the term of this Lease, that part shall be paid to Landlord. Tenant covenants that upon the termination of any such period of temporary use or occupancy as set forth in this Section, Tenant will, at its sole cost and expense (subject to any contribution by Landlord as set forth in Section 16.5), restore the Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Taking or Condemnation, unless such period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case Tenant shall not be required to make such restoration but shall pay to Landlord from the Award received by Tenant the costs of such restoration work.

                       ARTICLE 17 - DEFAULTS AND REMEDIES

         17.1 EVENTS OF DEFAULT. Any one or more of the following events shall be deemed an "Event of Default" hereunder:

                  (a) Tenant shall fail to pay Rent payable by Tenant under this Lease as and when the same becomes due and payable and such non-payment shall remain uncured for five or more days beyond the due date;

                  (b) Tenant shall fail to observe or perform any other material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of 30 days after Notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof;

                  (c) Any representation or warranty made by the Tenant in connection with this Lease, or in any report, certificate, financial statement or other instrument furnished in connection herewith or therewith, from time to time, whether under Article 22 of this Lease or otherwise, shall prove to be false or misleading in any material respect;

                  (d) Tenant shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency law, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

                  (e) Tenant shall, on a petition in bankruptcy filed against it, be adjudicated bankrupt or have an order for relief thereunder entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof;

                  (f) Tenant shall be liquidated or dissolved (except for an involuntary dissolution due to a failure to file an annual report with the Secretary of State or other applicable officer or department of the State so long as such failure is cured within 10 days of any notice thereof to Tenant, whether from the State or otherwise), or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Tenant into, or a sale of substantially all of Tenant's assets to, another corporation;

                  (g) the estate or interest of Tenant in the Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of sixty (60) days after commencement thereof or thirty (30) days after Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 13 hereof);

                  (h) except as a result of damage, destruction or a partial, temporary or complete Condemnation and except as otherwise permitted by
         Section 8.3, Tenant voluntarily ceases operations on the Property;

                  (i) Tenant shall be in default with respect to any of the Other ALS Leases, which default remains uncured beyond any applicable notice and/or cure periods. An Event of Default under this Lease shall, at Landlord's option, constitute an Event of Default under each of the Other ALS Leases, and an Event of Default under any of the Other ALS Leases shall, at Landlord's option, constitute an Event of Default under this Lease.

         No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (b) above during, any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Tenant immediately shall remedy such default.

         Tenant shall immediately notify Landlord of the occurrence of any event set forth in Subsections 17.1(b) through (i) and the failure to do so shall constitute an immediate Event of Default.

         17.2 CERTAIN REMEDIES. Upon any Event of Default, Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by common law, statute or otherwise. Without limiting the foregoing, if an Event of Default occurs, whether or not this Lease has been terminated pursuant to Section 17.3, Tenant shall, to the extent permitted by law and if required by Landlord so to do, immediately surrender to Landlord the Property and quit the same. To the extent permitted by law, Landlord may enter upon and repossess the Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all personal property from the Property.

         17.3     DAMAGES.

                  (a) Upon the occurrence of any Event of Default, Landlord shall have the right (i) to terminate this Lease and Tenant's right to possession of the Property by any lawful means, upon ten (10) days' Notice of such termination (during which time Tenant shall have the opportunity to cure any such Event of Default) in which case, if Tenant shall fail to cure all Events of Default within the foregoing ten (10) day period, this Lease shall terminate and all of Tenant's rights hereunder shall cease and Tenant shall immediately surrender possession of the Property to Landlord and, in such event, Landlord shall be entitled to recover from Tenant all damages incurred by reason of Tenant's default, (ii) to terminate Tenant's right to possession of the Property without thereby terminating this Lease and/or relet the Property for Tenant's account, and (iii) to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent and other sums owed as such become due hereunder together with interest on such overdue Rent and any other overdue amount owed by Tenant, from the date when due until paid, at the lesser of the Overdue Rate or the maximum rate permitted by applicable law, and Tenant further covenants, as an additional and cumulative obligation after any termination by reason of any Event of Default, to pay punctually to Landlord (or such other person entitled thereto) all Rent and punctually to perform all of the obligations which Tenant covenants in this Lease to pay and perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated; provided, however, that in calculating the amounts so to be paid by Tenant, Tenant shall be credited with any amount actually paid to Landlord as damages pursuant to clause (i) above and also with any rent actually obtained by Landlord by re-letting the Property, after deducting all reasonable expenses of such re-letting and of collecting such rent, with the exception that Tenant shall in no event be entitled to receive any such credit in excess of the amount otherwise payable to Landlord pursuant to this Section. Furthermore, Landlord shall also have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease. If any litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith. Neither the termination of this Lease or of Tenant's right to possession of the Premises pursuant to this Section 17.3, the repossession of the Property, the failure of Landlord, notwithstanding reasonable good faith efforts, to relet the Property, nor the reletting of all or any portion of the Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. Upon any such termination, Tenant shall, forthwith pay to Landlord the full amount of Landlord's damages suffered by reason of Tenant's breach of this Lease, which damages shall include, but are not limited to, the sum of:

                           (i) the worth at the time of the award of the unpaid
                  Rent due and payable to and including the date of such termination, repossession or reletting;

                           (ii) the worth at the time of the award, of the
                  amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that could have been reasonably avoided;

                           (iii) the worth at the time of the award of the
                  amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that could be reasonably avoided; and

                           (iv) any other amount reasonably necessary to
                  compensate Landlord for the reasonable costs incurred in regaining possession and reletting the Property, including, but not limited to, brokerage fees and commissions, construction costs, rent concessions, and all legal costs and expenses.

                  (a) The "worth at the time of the award" of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at the Overdue Rate. The "worth at the time of the award" of the amount referred to in subparagraph (iii) shall be determined by a Court having jurisdiction thereof using the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law.

                  (b) Percentage Rent for the Property, for the purposes of this
         Section 17.3, shall be determined in the same manner as provided by
         Section 17.5.

         17.4 APPLICATION OF FUNDS. Any payments normally made to Tenant hereunder which are made to and received by Landlord under any of the provisions of this Lease during the continuance of any Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by applicable laws.

         17.5 PERCENTAGE RENT WHEN TENANT CEASES OPERATIONS. For the purpose of determining Percentage Rent for the Property if Tenant ceases operations on the Property and thereby causes the exact amount of Percentage Rent for the Property to be unascertainable:

                  (a) Percentage Rent for the Property for the balance of the Lease Year from and after the date on which Tenant so ceases operations shall be deemed to be the Percentage Rent for the Property for the full Lease Year immediately preceding the Lease Year in which Tenant ceased operations on the Property;

                  (b) Percentage Rent for the Property for each Lease Year thereafter shall be an amount equal to Percentage Rent for the prior year plus $5,483.47.

         17.6 LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If an Event of Default occurs under this Lease and is not cured within the time provided under this Lease with respect to such Event of Default, Landlord, without waiving or releasing any obligation of Tenant, and without waiving any such Event of Default, may (but shall be under no obligation to) at any time thereafter cure such default for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Property for such purpose and take all such action thereon as, in Landlord's sole judgment, may be necessary or appropriate with respect thereto. No such entry by Landlord on the Property shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord until paid, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

         17.7 WAIVER. If this Lease is terminated pursuant to the provisions of this Article, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article, and (c) the benefit of any laws now or hereafter in force exempting Tenant's property from liability for rent or for debt.

                ARTICLE 18 - CURE BY TENANT OF LANDLORD DEFAULTS

         18.1 LANDLORD DEFAULT. Landlord shall be in default of its obligations under this Lease if Landlord shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of 30 days after Notice thereof from Tenant (or such shorter time as may be necessary in order to cure or correct any condition, the presence of which substantially or materially interferes with Tenant's conduct of its usual business or the Permitted Use or to protect the health or welfare of any patient or other resident of the Property), unless such failure cannot be cured with due diligence within a period of thirty (30) days (or the above-described shorter time period) , in which case such failure shall not be deemed to continue if Landlord, within such thirty (30) days (or the above-described shorter time period), promptly commences its attempt to cure the failure and diligently attempts to complete the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. If Landlord fails to commence such cure as provided herein, Tenant may cure such default, and so long as Tenant continues to pay Rent, Tenant shall have the right (subject to Section 6.1), as Tenant's sole remedy (except as otherwise provided in this Section 18.1), by separate and independent action to pursue any claim it may have against Landlord for monetary damages caused by Landlord's failure to cure such default.

         18.2 MORTGAGEE CURE. Should Landlord fail to observe or perform any of the covenants or conditions contained in this Lease, before taking any action, Tenant shall give written notice to all beneficiaries of Facility Mortgages of which Tenant has notice setting forth the nature of Landlord's default. Such lenders shall have a reasonable period of time to cure the default not to exceed the time allowed herein for Landlord to cure such breach. All payments made, and all acts performed by such lenders in order to cure shall be effective to prevent a forfeiture of the rights of Landlord under this Lease and a termination of this Lease as if the payments and acts were performed by Landlord instead of by the lenders.

                            ARTICLE 19 - HOLDING OVER

         If Tenant for any reason remains in possession of any portion of the Property after the expiration of the Term or earlier termination of the Term, such possession shall be a tenancy at sufferance during which time Tenant shall pay to Landlord as rental each month two (2) times the aggregate of (i) one-twelfth of the aggregate Base Rent and Percentage Rent for the Property payable with respect to the last 12 calendar months of the Term just expired,
(ii) all Additional Charges accruing during the month with respect to which such payment relates, and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Property. During such period of month-to-month tenancy at sufferance, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent mandated by law applicable to tenancies at sufferance, to continue its occupancy and use of the Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                        ARTICLE 20 - LIABILITY OF PARTIES

         20.1 INDEMNIFICATION BY TENANT. Notwithstanding the existence of any insurance provided for in Article 14, and notwithstanding the policy limits of any such insurance, but subject to the waiver of the right of subrogation set forth in Section 14.4 hereof, Tenant shall indemnify, defend, protect, save and hold Landlord harmless from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Landlord arising out of, connected with or incidental to the following:

                  (a) any Hazardous Substance located in, on or under the Property, the Land or the Facility due to the act or omission of Tenant or otherwise during the Term hereof, including any improvements, repairs, handling, removal or other actions taken by Landlord in order to comply with all Legal Requirements, rules and regulations promulgated by any applicable federal, state, or local government rule and regulation with respect to any such Hazardous Substance or related problems of which Landlord becomes aware;

                  (b) any accident, injury to or death of persons, or loss of or damage to property, occurring on or about the Property including, without limitation, any claims of malpractice, except for any such accident, injury, death, loss or damage proximately caused by Landlord's negligence and not resulting from Tenant's failure to perform and comply with the terms, covenants, conditions and provisions of this Lease;

                  (c) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant or any subtenant of Tenant or their respective contractors, licensees, invitees, agents, servants or employees of the Property, wheresoever the same may occur and any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party;

                  (d) any Impositions which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease;

                  (e) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; and

                  (f) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Property to be performed by Tenant thereunder.

Any amounts payable by Tenant under this Section shall be paid within ten days after Tenant's liability therefor is determined by litigation or otherwise. If such amounts are not timely paid, they shall bear a late charge at the Overdue Rate from the date of such determination to the date paid. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord, or may, with Landlord's prior written consent, compromise or otherwise dispose of the same as Tenant sees fit. Nothing herein shall be construed as indemnifying Landlord against its own sole gross negligence or willful misconduct.

         20.2 INDEMNIFICATION BY LANDLORD. Landlord shall indemnify, defend, save and hold Tenant harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys, fees and expenses) imposed upon, incurred by or asserted against Tenant arising out of, connected with or incidental to the gross negligence or willful misconduct of Landlord; provided, however, that Tenant's right to indemnification as provided herein shall be subject to the limitation set forth in Article 24.

         20.3 CONTINUING LIABILITY. Tenant's and Landlord's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease or of Tenant's right to possession of the Property.

                     ARTICLE 21 - ASSIGNMENT AND SUBLETTING

         21.1 ASSIGNMENT. Landlord's consent shall not be required for an assignment of all (but not a portion) of Tenant's right, title and interest in and to this Lease to an Affiliate of Tenant (a "Permitted Assignment"), provided that (i) contemporaneously with such assignment, all of Tenant's right, title and interest in and to all of the Other ALS Leases is also assigned to the same Affiliate, (ii) Tenant gives Landlord not less than thirty (30) days' prior Notice of its intent to make such assignments, (iii) at the time that such Notice is given and at the time that such assignments become effective, no Event of Default then exists under this Lease and/or any or all of the Other ALS Leases, (iv) such assignment is made by a written assignment and assumption agreement in form satisfactory to Landlord, and (v) Tenant shall not be released from its obligations under this Lease and the Other ALS Leases by virtue of such assignment. Except for a Permitted Assignment, Tenant shall not, without Landlord's prior written consent in each instance, allow, cause, permit or suffer, whether by operation of law or otherwise, any assignment, conveyance or transfer of, or any lien, mortgage, pledge, charge, security interest or other encumbrance (including conditional sales or other title retention agreements) upon: (x) all or any portion of the Property; or (y) any right, title, interest or estate of Tenant in this Lease. Landlord may, in Landlord's sole and absolute discretion, grant, withhold or place conditions upon such consent. If Tenant so allows, causes, permits or suffers any such assignment, conveyance, transfer, lien, mortgage, pledge, charge, security interest or other encumbrance without Landlord's prior written consent, same shall constitute an Event of Default by Tenant under this Lease.

         21.2 MERGERS, BUSINESS COMBINATIONS, ETC. Except as provided in this
Section 21.2, Landlord's prior written consent shall be required if Tenant shall be merged with another corporation or be involved in any business combination if Tenant is not the surviving entity. In the event of such merger, business combination or reorganization which does not receive Landlord's consent, Landlord shall have the option upon thirty (30) days Notice to Tenant to terminate this Lease. Landlord's consent hereunder shall not be required if Tenant survives any such merger or business combination or if Tenant's obligations under this Lease are assumed by the surviving entity or Tenant's parent, by operation of law or otherwise, and such entity has a net worth equal to or in excess of the greater of (i) $100,000,000 or (ii) the net worth of Tenant prior to such merger, business combination or reorganization.

         21.3 SUBLETTING. Tenant shall not, without Landlord's prior written consent in each instance, allow, cause, permit or suffer all or any portion of the Property to be leased, subleased or licensed to, or used or occupied by, any other party or parties, other than (a) residents of the Property, and (b) persons permitted to temporarily enter upon the Property from time to time for the sole purpose of rendering services or providing products (e.g., barber or beautician services or therapists) to such residents. Landlord may, in Landlord's sole and absolute discretion, grant, withhold or place conditions upon such consent. If Tenant so allows, causes, permits or suffers any such lease, sublease or occupancy without Landlord's prior written consent, same shall constitute an Event of Default by Tenant under this Lease.

         21.4 ATTORNMENT. Tenant shall insert in any sublease to which Landlord may consent (without obligation for Landlord to do so) provisions satisfactory to Landlord which provide for the benefit of Landlord that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will attorn to Landlord and waive any right the sublessee may have to terminate the sublease or surrender possession under such sublease, and (c) in the event the sublessee receives a Notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice, or as such party may otherwise direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against the amounts owed to Landlord under this Lease.

                      ARTICLE 22 - INFORMATION FROM TENANT

         22.1     Estoppel Certificates.

                  (A) TENANT CERTIFICATES. At any time and from time to time, upon not less than twenty (20) days Notice by Landlord which notice shall make specific reference to this Section 22.1, Tenant shall furnish to Landlord an estoppel certificate (which shall be an Officer's Certificate) certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether, to Tenant's actual knowledge and belief, there exists any Event of Default or any situation which, with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder, whether Tenant contends that Landlord is in default hereunder, and if Tenant so contends, the basis for such contention, the date upon which the Term terminates, and such other information (which can be provided within twenty (20) days) as Landlord reasonably may request. The failure by Tenant to deliver such estoppel certificate to Landlord within twenty (20) days of Landlord's request therefor shall constitute an Event of Default hereunder and shall be conclusively deemed to be Tenant's certification (i) that this Lease is in full force and effect, without modification except as represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance hereunder, and (iii) that not more than one month's rent has been paid in advance. Any such certificate furnished pursuant to this Section 22.1 shall be addressed to Landlord and to any prospective purchaser of the Property, any Facility Mortgagee and/or Landlord Lender as Landlord may request, and may be relied upon by the parties to whom such certificate is addressed.

                  (b) LANDLORD CERTIFICATES. At any time and from time to time, upon not less than twenty (20) days Notice by Tenant, Landlord shall furnish to Tenant an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Base Rent has been paid, and whether to Landlord's actual knowledge and belief (without any duty of inquiry) there exists any Event of Default or any situation which with the giving of notice, passage of time, or both, would constitute an Event of Default hereunder. Any such certificate furnished pursuant to this Section 22.1(b) may be relied upon by Tenant and any assignee (so long as such assignee is approved and consented to by Landlord in accordance with
         Article 21) or lender of Tenant to whom such certificate is addressed.

         22.2 FINANCIAL INFORMATION. Tenant shall furnish within the time periods specified with respect thereto, the following statements to Landlord:

                  (a) For so long as Tenant is a public company required to file its quarterly and annual financial statements with the Securities and Exchange Commission, Tenant shall provide to Landlord concurrently with their filing, copies of all Form 10-Q and 10-K filings. In the event that Tenant is no longer a reporting company pursuant to Securities and Exchange Commission requirements, Tenant shall, as soon as available and in any event within one hundred (100) days after the end of each Fiscal Year, provide to Landlord a copy of the annual audit report for such Fiscal Year of Tenant, including therein the balance sheets of Tenant as of the end of such Fiscal Year, statements of earnings and statements of cash flow of Tenant for such Fiscal Year, in each case certified in a manner acceptable to Landlord by independent certified public accountants of recognized national standing selected by Tenant and reasonably acceptable to Landlord (the form of such certification to be reasonably satisfactory to Landlord), prepared in accordance with generally accepted accounting principles applied, except as otherwise noted therein, on a basis consistent with prior periods and fairly presenting the financial condition of Tenant at the end of such Fiscal Year and the immediately preceding Fiscal Year and in comparative columnar form. If Tenant is no longer a reporting company, Tenant shall also provide the same information quarterly (including the fourth quarter of each Fiscal
         Year) prepared by Tenant and certified by Tenant's chief accounting officer as being prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise noted therein, and that such quarterly statements fairly present the financial condition of Tenant as of the end of that quarter and year to date;

                  (b) within 45 days after the end of each quarter of each Fiscal Year (including the fourth quarter of each Fiscal Year), a "Facility balance sheet" and statements of revenues and expenses for the Facility, all prepared by Tenant's management in accordance with generally accepted accounting principles applied, but without footnotes, except as otherwise noted therein, on a basis consistent with prior periods, and fairly presenting the financial condition of the Facility's operation;

                  (c) with the statements submitted pursuant to subsections (a) and (b) of this Section, a certificate signed on behalf of Tenant by the principal financial or accounting officer of Tenant to the effect that no Event of Default specified herein nor any event which, upon notice or with the passage of time or both, would constitute such an Event of Default has occurred and is continuing, or, in each case, if any such Event of Default or event has occurred and is continuing, specifying the nature and extent thereof; and

                  (d) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Tenant as Landlord may reasonably request, including, without limitation, prompt Notice of any Event of Default or any event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default and prompt Notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would materially adversely affect Tenant's or the Facility's business, operations, properties, assets or condition, financial or otherwise.

                  (e) Tenant shall provide to Landlord within one hundred (100) days after the end of each Fiscal year, a statement of the Gross Revenues from the Facility for that Fiscal Year and a letter from Tenant's chief accounting officer or chief financial officer stating that the Gross Revenues and the Percentage Rent paid thereon under this Lease were calculated in accordance with generally accepted accounting principles consistently applied.

         22.3 LICENSING INFORMATION. Tenant shall promptly furnish to Landlord complete copies of all surveys, examinations, inspections, compliance certificates and similar reports of any kind issued to Tenant by any governmental agencies or authorities having jurisdiction over the licensing of the operation of the Property which are material to the Property or the Facility or their ownership or operation.

                         ARTICLE 23 - FACILITY MORTGAGES

         Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Any such Encumbrance (i) shall contain the right to prepay (whether or not subject to a prepayment penalty) and (ii) shall provide that it is subject to the rights of Tenant under this Lease (including Tenant's rights to insurance proceeds and condemnation awards as provided in this Lease); provided, however, that Tenant agrees that it will subordinate this Lease to any mortgage or deed of trust that may hereafter from time to time be recorded on the Property, and to any and all advances made or to be made thereunder, and to renewals, replacements and extensions thereof, except Tenant shall not be required to subordinate its rights hereunder to insurance proceeds and condemnation awards. Tenant's failure to deliver any reasonable written subordination document requested by Landlord in accordance with the preceding sentence within twenty-five days of Landlord's demand therefor shall constitute an Event of Default hereunder. Any such subordination, however, shall be subject to the condition precedent that the mortgagee under such mortgage or the beneficiary under such deed of trust enter into a written non-disturbance and attornment agreement with Tenant, in form and content reasonably satisfactory to Tenant, whereunder it is agreed that in the event of a sale or foreclosure under such mortgage or deed of trust, the purchaser of the Property (including the mortgagee or beneficiary under such mortgage or deed of trust) , shall acquire or hold the Property subject to this Lease so long as no Event of Default exists. Tenant hereby agrees to recognize such purchaser as the landlord under this Lease and agrees to attorn to such purchaser and, if instructed to do so by such purchaser, to make rental payments directly to it. Such subordination agreement may also include an acknowledgment by Tenant that any purported cancellation of this Lease, reduction in its effective rate of rent, shortening of its term or extension of its term at a reduced effective rate of rent, shall not be binding upon any encumbrancer or any other person, firm or corporation acquiring the Property at any sale or other proceedings, or pursuant to the exercise of any rights, powers or remedies under any Encumbrance, without such encumbrancer's prior written consent.

                 ARTICLE 24 - LIMITATION OF LANDLORD'S LIABILITY

         24.1 LANDLORD'S LIABILITY. Tenant specifically agrees that neither Landlord, nor any officer, shareholder, employee or agent of Landlord, shall be held to any personal liability, jointly or severally, for any obligation of, or claims against Landlord. Notwithstanding any other provisions of this Lease which may be to the contrary, Tenant agrees to look solely to Landlord's equity interest in the Property for recovery of any judgment under this Lease. The provisions of this Section shall limit any right that Tenant might otherwise have under this Lease for specific performance or other injunctive relief against Landlord, and Tenant shall have no such right. In no event shall Landlord (original or successor) or any Affiliate of Landlord be required to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property. Furthermore, except as otherwise expressly provided herein, in no event shall Landlord or any Affiliate of Landlord (original or successor) ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

                           ARTICLE 25 - MISCELLANEOUS.

         25.1 LANDLORD'S RIGHT TO INSPECT. Landlord and its authorized representatives may, at any time and from time to time, upon reasonable notice to Tenant, inspect the Property during usual business hours subject to any security, health, safety or patient business confidentiality requirements of Tenant or any governmental agency, or created by any Insurance Requirement or Legal Requirement relating to the Property.

         25.2 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy provided hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by applicable law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         25.3 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies. The provisions of this Section are subject in all respects to the provisions of Article 24.

         25.4 ACCEPTANCE OF SURRENDER. No surrender to Landlord of this Lease or of all or any portion of or interest in the Property shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender by Tenant.

         25.5 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby if the same person, firm, corporation or other entity acquires, owns or holds, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee estate in the Property.

         25.6 CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Property conveys the Property in accordance with the terms hereof (other than as security for a debt), and the grantee or transferee of the Property expressly assumes all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, thereupon shall be released from all liabilities and obligations of Landlord under this Lease arising after such conveyance or transfer.

         25.7 QUIET ENJOYMENT. So long as Tenant pays all Rent as the same becomes due and fully complies with all of the terms of this Lease and fully performs its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record prior to the date hereof or hereafter consented to by Tenant. Except as otherwise provided in this Lease, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Lease, or to fail or refuse to perform any other obligation of Tenant hereunder. Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action, to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Section.

         25.8 NOTICES. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or received by telegraphic or other electronic means (including telecopy and telex) or, if mailed, five days after being deposited in the United States mail, certified or registered mail, postage prepaid, or if sent via Federal Express or similar courier service via overnight delivery, the next business day following receipt, addressed to the respective parties as follows (or to such other address as a party may hereafter designate):

If to Tenant:              Alternative Living Services, Inc.
                           450 Sunnyslope Road, Suite 300
                           Brookfield, Wisconsin  53005
                           Attn: Mark W. Ohlendorf
                           Telecopy No.: 414/789-6182

with a copy to:            Rogers & Hardin
                           2700 International Tower
                           Peachtree Center
                           229 Peachtree Street, N.E.
                           Atlanta, Georgia  30303-1601
                           Attn: Miriam J. Dent
                           Telecopy No.: 404/525-2224

If to Landlord:            National Health Investors, Inc.
                           100 Vine Street

                           Murfreesboro, TN 37130
                           Attention: Chief financial officer
                           Telecopy No.: 615-890-0123

and a copy to:             Farris, Warfield & Kanaday, PLC
                           424 Church Street
                           Suite 1800
                           Nashville, TN 37219
                           Attention: Robert N. Buchanan III
                           Telecopy No.: 615/782-2371

         25.9 SURVIVAL OF TERMS; APPLICABLE LAW. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable for any reason whatsoever, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charge or any interest rate provided for in any provision of this Lease based upon a rate in excess of the maximum rate permitted by applicable law, such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged, modified or terminated except by an instrument in writing and on recordable form, signed by Landlord and Tenant. Subject to any limitations on assignment contained in this Lease, all the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The Recitals to this Lease are incorporated herein by this reference. This Lease shall be governed by and construed in accordance with the laws of the State of Tennessee, but not including its conflicts of laws rules.

         25.10 EXCULPATION OF OFFICERS AND AGENTS. This Lease is made on behalf of Landlord by an officer of Landlord, not individually, but solely in his capacity in such office as authorized by the directors of Landlord, pursuant to its bylaws. This Lease is made on behalf of Tenant by an officer of the Tenant, not individually, but solely in his capacity in such office as authorized by the directors of Tenant, pursuant to its bylaws. The obligations of this Lease are not binding upon, nor shall resort be had to the private property of, any of the directors, shareholders, officers, members, employees or agents of Landlord or Tenant. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

         25.11 LICENSES FOLLOWING TERMINATION; TENANT'S COOPERATION.

                  (a) To the extent not then prohibited by applicable Legal Requirements, unless otherwise directed by Landlord, prior to the expiration or earlier termination of the Term, and if required in order to secure such Licenses, after the expiration or termination of the Term, Tenant shall use reasonable good faith efforts to (i) transfer to Landlord or Landlord's nominee (or to cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or Landlord's nominee of any applications for) all Licenses then in effect which relate to the operation of the Property, or licenses for which Landlord or its nominee wishes to apply and which may be required by Landlord or Landlord's nominee relating to the ownership and operation of the Property (provided, however, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee), and
         (ii) at Landlord's election, to terminate or transfer to Landlord or Landlord's nominee, all agreements and contracts (including contracts with governmental or quasi-governmental entities) then in effect which relate to the then current operation of the Property.

                  (b) Tenant acknowledges and agrees that to the extent and only to the extent permitted by law, title to (i) any zoning or building approvals, or other governmental approvals (the "Approvals") which, by their nature, pertain to the Property, its ownership and its use and occupancy and (ii) all licenses and permits which, by their nature, pertain specifically to the Property, its ownership and its use and occupancy shall, in every respect, be and remain with the Property or Landlord, as the case may be, and are not and shall not be the property of Tenant. Tenant shall take no action and shall have no right, power or authority to encumber same or to sell, assign or transfer same to any third person or other property, either during the Term or upon any termination of this Lease, or to use, in any manner which would impair or adversely affect the use of such Approvals with respect to the Property, such Approvals at any other location.

                  (c) Upon the expiration or earlier termination of the Term, Tenant shall execute in favor of the Landlord the Assignment of Resident Agreements, to the extent and only to the extent permitted by law, and the Assignment of Contracts and Operating Leases. In addition, Tenant shall cooperate with Landlord in order to ensure a smooth transfer without interruption of the operation of the Facility from Tenant to Landlord or Landlord's nominee. Such cooperation shall include, without limitation, turning over (i) all Records and other information with respect to residents and patients of the Facility which are in the possession of Tenant or any Affiliate of Tenant (subject to applicable Legal Requirements governing confidentiality of patient records, Tenant agreeing, however, that Tenant's cooperation under this subparagraph (c) shall include cooperation in facilitating requests to the residents and patients of the Property to consent to the transfer of such patient records) , and (ii) a cash amount equal to all prepaid income, rents, and revenues of any kind with respect to the Property, including, but not limited to, security deposits, rents and other sums paid by residents covering any period from and after the date of such expiration or termination, but reduced to the extent and amount any such prepaid items must be, and are, refunded to the payor(s) by Tenant.

                  (d) Upon such expiration or termination, Tenant shall also turn over to Landlord any and all Personal Property and Inventory, other than Tenant's Property, then located on or used in connection with the Property and/or the Facility. Upon Landlord's request, Tenant shall, without any charge or cost to Landlord, execute the Bill of Sale to Landlord conveying such property to Landlord.

         25.12 MEMORANDUM OF LEASE. Landlord and Tenant shall, concurrently with the execution of this Lease, enter into a short form memorandum of this Lease in form suitable for recording under the laws of the State. Landlord and Tenant shall equally share all costs and expenses of recording such memorandum of this Lease.

         25.13 ENTIRE AGREEMENT; MODIFICATIONS. This Lease contains the entire agreement between the parties regarding the subject matter hereof and supersedes any and all other prior oral or written agreements, communications, covenants, representations or warranties between the parties regarding the subject matter hereof. No provision of this Lease may be amended, supplemented or otherwise modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         25.14 ATTORNEYS' FEES. During the Term Tenant shall pay all reasonable legal fees and other out-of-pocket costs of Landlord incurred in connection with
(i) any request made by Tenant to Landlord for Landlord's consent under this Lease or any document described herein or (ii) any event which would after due notice and the passage of time would constitute an Event of Default if not cured; and in the event either party brings an action to enforce any of the terms hereof or in connection herewith, the prevailing party in such action shall be entitled to and the losing party agrees to pay the reasonable attorneys' fees and expenses, including attorneys' fees and expenses of appellate proceedings, of the prevailing party.

         25.15 TIME IS OF THE ESSENCE. Time is hereby expressly made of the essence with respect to each and every term and provision of this Lease, including, but in no way limiting the generality of the foregoing, with respect to each and every time constraint and deadline imposed by the terms of this Lease. The parties intend that they be strictly bound by the provisions concerning the timing performance of their respective obligations contained in this Lease. Further, if any attempt is made by either party to perform an obligation required by it to be performed or comply with a provision of this Lease required by it to be complied with, in any manner, other than in strict compliance with the time constraints applicable thereto, even if such purported attempt is but one day late, then such purported attempt at performance or compliance shall be deemed (i) violative of this "Time is of the Essence" clause, (ii) in contravention of the intent of the parties thereto and (iii) null and void and of no force and effect.

         25.16 COMPETING FACILITIES.

                  (a) Tenant, for itself and its Affiliates, agrees that except as otherwise specifically permitted by this Section 25.16, neither Tenant nor any of its

         Affiliates shall at any time during the Term construct, own, operate, control, and/or expand, or participate in the construction, ownership, operation, control and/or expansion of, any Competing Facility.

                  (b) Except during the last two (2) years of the Initial Term (or, if Tenant has previously exercised its option to extend the Initial Term pursuant to Section 3.2, the during the last two (2) years of the Extended Term), Tenant shall have the right, upon sending Notice to Landlord, to construct, own, operate, control and/or expand a Competing Facility, provided that:

                           (i) at the time that such Notice is given, no uncured
                  Event of Default under this Lease then exists;

                           (ii) at the time such Notice is given, the average
                  occupancy rate of the Facility during both the six (6) month period and one (1) month period preceding the date on which such Notice is given has been not less than 85%; and

                           (iii) Tenant, subject to Unavoidable Delays, shall
                  complete construction of the Competing Facility or expansion area, as applicable, and open same for business not later than two (2) years prior to the end of the Term of the Lease.

                  (c) If Tenant or an Affiliate of Tenant at any time during the Term constructs, owns, operates, controls and/or expands any Competing Facility pursuant to and in accordance with the provisions of other than Section 25.16(b), Landlord may, upon sending Notice to Tenant, require Tenant to purchase the Property, subject to and in accordance with the provisions of this subparagraph (c) and subparagraph (d) below. If Landlord sends such Notice, the parties shall attempt for a thirty (30) day period to agree upon the Fair Market Value of the Property. If they are unable to do so, then the matter of the Fair Market Value of the Property shall be determined by arbitration under the Real Estate Valuation Rules of the American Arbitration Association in Nashville, Tennessee, which determination shall be binding upon Landlord and Tenant, and, to the extent required, judgment upon such determination may be entered by any court having jurisdiction thereof. Each of Landlord and Tenant shall cooperate and take such actions as may be necessary to enable such arbitration to take place, and shall be responsible for the costs of its attorneys, but all other costs of the arbitration, including any appraisals each party shall have prepared, shall be paid for by Tenant.

                  (d) After the Fair Market Value of the Property has been determined, Landlord shall have right, but not the obligation, to elect to require Tenant to purchase the Property, by sending Notice to Tenant of such election, within ninety (90) days after it has received the final decision as to the Fair Market Value of the Property. If Landlord elects to require Tenant to purchase the Property, then Tenant agrees to purchase the Property, pursuant to the

         Purchase Terms at a purchase price equal to the greater of $2,921,736.00 or the Fair Market Value of the Property as determined by such arbitration, and to close title pursuant to the provisions of the Purchase Terms; provided, however, that if the closing date pursuant to the Purchase Terms would occur prior to the date which is forty-eight
         (48) months after the Commencement Date, Landlord shall have the right, upon sending Notice to Tenant, to postpone the closing until a mutually convenient date in the forty-ninth (49th) month after such date. In determining the Fair Market Value of the Property, the arbitrators shall use the definition of Fair Market Value of the Property as defined in this Lease. This Lease shall terminate as of the date of such closing, and all Rent shall be apportioned as of such date. Upon such termination, Landlord and Tenant shall be released of all further obligations and liabilities under this Lease, except for such provisions that by their terms are to survive expiration or termination of this Lease. Tenant's failure to close title and otherwise perform all of its obligations under this Section 25.16 and all of its obligations under the Purchase Terms attached hereto as Exhibit G (herein the "Purchase Terms") shall constitute an Event of Default under this Lease.

                  (e) Tenant, for itself and its Affiliates, acknowledges and agrees that: (i) the foregoing restrictions on Competing Facilities are reasonable in duration, scope and area and otherwise; (ii) in the event a court of competent jurisdiction determines such covenant to be unreasonable in duration, scope and/or area or otherwise, such court shall have the power to reduce the duration, scope and/or area of such covenant and, in its reduced form, such covenant shall then be enforceable. The provisions of this Section 25.16 shall survive the expiration or sooner termination of this Lease.

         25.17 SUBMISSION TO JURISDICTION. Landlord and Tenant each hereby irrevocably:

                           (i) submits, in any legal proceeding related to this
                  Lease, to the non-exclusive in personam jurisdiction of Tennessee or United States court of competent jurisdiction sitting in Tennessee and agree to suit being brought in any such court;

                           (ii) waives any objection that it may now or
                  hereafter have to the venue of such proceeding in any such court located in Sullivan County, Tennessee, Davidson County, Tennessee or Rutherford County, Tennessee or that such proceeding was brought in any inconvenient court; and

                           (iii) agrees that nothing herein shall affect the
                  right of either party to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against the other party in any other court or jurisdiction in accordance with applicable law.


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

         25.18 WAIVER OF JURY TRIAL. EACH OF LANDLORD AND TENANT HEREBY SEVERALLY, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN CONNECTION WITH, OR IN ANY WAY RELATED TO, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE OTHER ALS LEASES, AND/OR ANY RELATIONSHIP, COURSE OF CONDUCT OR DEALINGS OR NEGOTIATIONS PERTAINING TO ANY OF THE FOREGOING. EACH OF LANDLORD AND TENANT SEVERALLY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THIS LEASE, AND THAT EACH OF LANDLORD AND TENANT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL, SELECTED BY SUCH PARTY'S OWN FREE WILL, AND HAS HAD AN OPPORTUNITY TO CONSULT WITH SUCH INDEPENDENT LEGAL COUNSEL CONCERNING THE LEGAL EFFECT OF THIS WAIVER.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

                                    "LANDLORD"

                                    NATIONAL HEALTH INVESTORS,
                                    INC., a Maryland corporation

                                    By: /S/ Richard F. Laroche, Jr.
                                       --------------------------------

                                    Name: Richard F. Laroche, Jr.
                                         ------------------------------

                                    Title:  Vice President
                                          -----------------------------

             [SIGNATURE PAGE FOR LEASE/STERLING HOUSE OF KINGSPORT.
                           REMAINDER OF PAGE IS BLANK]

                                      "TENANT"

                                      ALTERNATIVE LIVING SERVICES,
                                      INC., a Delaware corporation

                                      By: /s/ Mark Ohlendorf
                                         --------------------------------

                                      Name: Mark Ohlendorf
                                           ------------------------------

                                      Title:  Senior Vice President
                                            -----------------------------

             [SIGNATURE PAGE FOR LEASE/STERLING HOUSE OF KINGSPORT.
                           REMAINDER OF PAGE IS BLANK]

STATE OF TENNESSEE  )
COUNTY OF DAVIDSON  )

          Before me, Allison Greer, a Notary Public of said County and State, personally appeared Richard F. LaRoche Jr., with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Vice President (or other officer authorized to execute the instrument) of NATIONAL HEALTH INVESTORS, INC., the within named bargainor, a corporation, and that he as such Vice President executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

         Witness my hand and seal, at Office, this 18th day of December, 1998.

                                  /s/ Allison Greer
                                  -------------------------------------
                                  Notary Public

My Commission Expires: 5/27/01


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STATE OF WISCONSIN  )
COUNTY OF MILWAUKEE )

         Before me, Amy J. Neitzke, a Notary Public of said County and State, personally appeared Mark Ohlendorf, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged ______ to be Senior Vice President (or other officer authorized to execute the instrument) of , the within named bargainor, a corporation, and that __ as such Senior Vice President executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by him as Senior Vice President.

         Witness my hand and seal, at Office, this 16th day of December, 1998.

                                  /s/ Amy J. Neitzke
                                  -------------------------------------
                                  Notary Public

My Commission Expires: 12/3/00


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